UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SEACOAST BANKING CORPORATION OF FLORIDA
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Seacoast
BANKING CORPORATION OF FLORIDA

PROXY STATEMENT 2024

815 Colorado Avenue Stuart, Florida 34994

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 21, 2024
10:00 a.m. Eastern Time
Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) intends to hold its 2024 Annual Meeting of Shareholders (the “Annual Meeting”) at the Hutchinson Shores Resort, 3793 NE Ocean Blvd, Jensen Beach, FL 34957, on Tuesday, May 21, 2024 at 10:00 a.m. Eastern Time.

ITEMS OF BUSINESS
The purpose of the Annual Meeting is to vote on the following proposals:
1.Election of Directors. To elect five Class I directors (“Proposal 1”);
2.Advisory (Non-binding) Vote to Approve Compensation of Named Executive Officers. To hold an advisory vote to approve the compensation of the Company’s named executive officers as disclosed in this proxy statement (“Proposal 2”);
3.Ratification of Appointment of Independent Auditor. To ratify the appointment of Crowe LLP as independent auditors for Seacoast for the fiscal year ending December 31, 2024 (“Proposal 3”); and
4.Other Business. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE
You are eligible to vote if you were a shareholder of record on the close of business on March 25, 2024, which is the record date for the Annual Meeting. This Notice of the 2024 Annual Meeting of Shareholders and the accompanying proxy statement are sent by order of the Company’s Board of Directors.

YOUR VOTE IS IMPORTANT
Please review the voting instructions described in this proxy statement, as well as in the notice you received in the mail or by e-mail. By voting prior to the Annual Meeting, you will help ensure that we have a quorum and that your preferences will be expressed on the proposals that are being considered.

Charles M. Shaffer
April 8, 2024    Chairman and Chief Executive Officer

To our fellow shareholders, customers, partners and friends:

The year 2023 reinforced the key tenets of our strategic approach, our unwavering focus on relationship-based community banking, and the importance of carefully and deliberately constructing our balance sheet. Anticipating a more volatile economic landscape, Seacoast Bank proactively slowed loan growth in 2022 to preserve capital and liquidity. This decision proved prescient, especially as the industry faced significant challenges in March 2023, when several banks failed due to a rapid increase in interest rates and declining market liquidity.

Our long-term commitment to a prudent business model and a fortress balance sheet – characterized by high capital levels, relationship-based lending, and diversification – ensured our resilience during this period of industry volatility. We remain steadfast in our commitment to our shareholders, communities, and customers, ensuring our capacity to serve them through various economic cycles.

We completed the acquisition of Professional Bank in January 2023, followed by a successful system conversion in June 2023. Our fifth acquisition since early 2022 highlighted a significant period of growth, propelling the company beyond the $10 billion asset threshold with increased market share and distribution across the rapidly growing landscape of Florida. This acquisition meaningfully increased our market share in the state’s largest metropolitan statistical area, setting the stage for future commercial growth.

Continued growth in Commercial Banking, Treasury Management, and Wealth Management aligns with our goal of becoming Florida’s premier commercial bank. Our wealth management team, catering to a high net worth clientele that continues to move to Florida, saw assets under management increase by 23% in 2023 to $1.7 billion. Our commitment to superior service continues to differentiate us in the market.

I am incredibly proud of our associates, whose tireless efforts strengthened our competitive position and drove our market expansion in 2023. Their dedication propelled our increase in Florida deposit market share, now ranking us among the top 15 banks operating in the state. In recognition of our workplace culture, Seacoast was honored as one of Fortune’s Best Workplaces for Women™, Certified™ by Great Place To Work®, and earned prestigious accolades from the South Florida Business Journal, Orlando Business Journal, American Banker, and Guide to Greater Gainesville.

Other 2023 highlights[1] include:

•Net interest income increased by 33% to $488.2 million in 2023, with net interest margin (on a fully tax equivalent basis)[2] rising to 3.77% from 3.69% in 2022.
•Net income reached $104.0 million, with pre-tax pre-provision earnings[2] increasing by 5% to $172.6 million. On an adjusted basis, which excludes direct merger-related costs, pre-tax pre-provision earnings[1] increased 19% to $242.6 million.
•Our industry-leading capital levels, including a ratio of tangible common equity to tangible assets of 9.3% and Tier 1 Capital ratio of 14.5%, rank among the nation’s top quartile of banks and reflect the continued achievement of strategic growth initiatives.
•Our loan portfolio grew 24% to $10.1 billion as of December 31, 2023, marking a $1.9 billion increase from the previous year.
•Total deposits grew by 18% to $11.8 billion as of December 31, 2023, an increase of $1.8 billion from the prior year, with transaction deposits accounting for 54% of total deposit funding.
•A diversified lending strategy across various asset classes, industries, and loan types supports a broad exposure distribution. This approach and our disciplined credit culture have been instrumental in managing risk.
•Asset quality remains strong, with nonperforming loans representing 0.65% of the total loan portfolio as of December 31, 2023, affirming our disciplined credit standards. Positioned to weather an adverse economic cycle, we maintain a top-quartile reserve for loan losses at 1.5% of total loans.

Moving forward in 2024, we remain committed to upholding conservative balance sheet principles and continuing our focus on growing market share throughout Florida. With an ongoing emphasis on relationship-based commercial lending and enhancement of our core customer funding base, and Florida’s economic strength and continued growth, the company is well-positioned to create lasting value for shareholders and customers in the years ahead.

Charles M. Shaffer
Chairman and Chief Executive Officer

1 Values as of year-end 2023 and compared to year-end 2022, unless otherwise stated.

2 Non-GAAP measure; for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

VOTING INFORMATION 1
How to Cast Your Vote 1
How to View Proxy Materials Online 1

PROXY SUMMARY 2
Introduction 2
2023 Performance Highlights 2
Executive Compensation Program Highlights 4
Summary of Proposals and Board Recommendations 5
Our Director Nominees 5
Director Nomination Process 5
Board Responsiveness 6
Board and Governance Highlights 7
Board Composition 7
Board Skills and Characteristics 8
Our Corporate Governance Framework 9

CORPORATE GOVERNANCE AT SEACOAST 10
The Board's Role in Strategy and Risk Oversight 10
Environmental, Social and Governance ("ESG") 11
Governance Policies 11
Data Privacy and Information Security 11
Cybersecurity Risk Management and Governance 12
Board Oversight of Strategy and Risk 12
Board Composition 12
Shareholder Engagement 12
Corporate Governance Principles and Practices 13
Board Independence 13
Board Evaluation Process 13
Board Leadership Structure 13
Lead Independent Director 13
Non-Management Executive Sessions 13
Management Succession Planning and Development 14
Committee Structure 14

BOARD MEETINGS AND COMMITTEES 15
Board Meeting Attendance 15
Annual Meeting Attendance 15
Board Committees 15
Board Committee Membership and 2023 Committee Meetings 15
Key Committee Responsibilities 16
Audit Committee Report 17
Ownership of our Common Stock 18
Director, Executive Officers and Certain Beneficial Stock Ownership 18
Delinquent Section 16(a) Reports 19
Named Executive Officers 20

EXECUTIVE COMPENSATION 21

COMPENSATION DISCUSSION & ANALYSIS 21
Executive Summary 21
2023 Performance Considerations 21
Say on Pay Results 21
Our Executive Compensation Design Priorities and Prohibitions 21
2023 NEO Pay 22
Summary of Compensation Decisions in 2023 22
2023 NEO Mix of Total Direct Compensation 22
Base Salary 23
2023 Annualized Base Salary Action 23
Annual Short-Term Incentive Awards 23
Equity Awards 24
Seacoast's Equity Strategy 24
2023 Performance Stock Unit ("PSU") Awards 24
Time-Based Restricted Stock Awards ("RSA") 24
Overview of Executive Compensation 24
Role of the CGC 24
Role and Independence of the Compensation Consultant 25
Compensation Peer Group 25
Executive Compensation Framework Highlights 26

2023 EXECUTIVE COMPENSATION ACTIONS 27
2023 Pay Outcomes 27
Key Influences in Compensation Decisions 27
Performance Metrics 27
Individual Contributions 28
Other Elements of the 2023 Compensation Program for Executive Officers 29
Change in Control Severance Benefits 29
Retirement and Employee Welfare Benefits 29
Supplemental Executive Retirement Plan Agreement 29
Executive Perquisites 29
Clawback Policy 30
Hedging & Pledging Policy 30
Stock Ownership Guidelines 30
Strategies to Ensure that Incentive Compensation is Sensitive to Risk Considerations 31
Risk Analysis of Incentive Compensation Plans 31
Compensation and Governance Committee Report 31

EXECUTIVE COMPENSATION TABLES 32
2023 Summary Compensation Table 32
2023 Components of All Other Compensation 33
2023 Grants of Plan-Based Awards 33
Outstanding Equity Awards at Fiscal Year-End 2023 34
2023 Option Exercises and Stock Vested 35
Supplemental Executive Retirement Plan ("SERP") 35
2023 Pension Benefits 35
Executive Deferred Compensation Plan 36
2023 Nonqualified Deferred Compensation 36
Employment and Change in Control Agreements 37
2023 Other Potential Post-Employment Payments 39
CEO Pay Ratio 40
Equity Compensation Plan Information 40
2023 Pay Versus Performance 41
2023 Performance Measures 42
Visual Representation of the Information Provided in the Pay versus Performance Table 42

PROPOSAL 1: ELECTION OF DIRECTORS 44
General 44
Manner for Voting Proxies 44
Nominees for Re-election at the Annual Meeting 45
Director Terms Extended Beyond the Annual Meeting 47

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DIRECTOR COMPENSATION 50
Non-Employee Director Compensation Structure 50
Lead Independent Director Compensation 51
Director Stock Ownership Policy 51
2023 Director Compensation Table 51
Stock Awards and Options Granted to Directors in 2023 52
Directors' Deferred Compensation Plan 52

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR 54
Relationship with Independent Registered Public Accounting Firm 54
Independent Registered Public Accounting Firm's Fees 54
Pre-Approval Policy 54

OTHER INFORMATION 55
Certain Transactions and Business Relationships 55
Related Party Transactions 55
Other Matters 56
Principal Offices 56
Availability of 10-K 56
Solicitation of Proxies; Expenses 56
Notice of Business to Come Before the Meeting 56
Shareholder Proposals for 2025 56

ADDITIONAL VOTING INFORMATION 57

LOCATION OF THE 2024 ANNUAL MEETING 59

APPENDIX A – INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES 60

TABLE OF CONTENTS

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SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

VOTING INFORMATION

How to Cast Your Vote
You may vote if you were a shareholder of record as of the close of business on March 25, 2024.

ONLINE www.proxyvote.com	MAIL Complete, sign, date and return your proxy card in the envelope provided.

PHONE Call the number on your proxy card or voting instruction form.	IN PERSON Vote by ballot in person at the Annual Meeting.

For telephone and internet voting, you will need the 16-digit control number included in your notice, proxy card or voting instructions that accompanied your proxy materials. For shares held in employee plans, we must receive your voting instructions no later than 11:59 P.M. Eastern Time on May 17, 2024 (the “cut-off date”) to be counted. Otherwise, you may vote up until 11:59 P.M. Eastern Time on May 20, 2024.
Street Name Holders: If your shares of Seacoast common stock are held in a bank, brokerage or other institutional account (which is commonly referred to as holding shares in “street name”), you are a beneficial owner of these shares, but you are not the record holder. If your shares are held in street name, you are invited to attend the Annual Meeting; however, to vote your shares in person at the meeting, you must request and obtain a power of attorney or other authority from the bank, broker or other nominee who holds your shares and bring it with you to submit with your ballot at the meeting. In addition, you may vote your shares before the meeting by phone or over the internet by following the instructions set forth below or, if you received a voting instruction form from your brokerage firm, by completing, signing and returning the form you received by mail. Your voting instruction form will set forth whether internet or telephone voting is available to you.
If you are able to attend the Annual Meeting, you may vote your shares in person, even if you have previously voted by another means by revoking your proxy vote at any time prior to the meeting, pursuant to the procedures specified in “Revocation of Proxies”. If you hold your shares in street name, you must obtain a proxy from the record holder in order to vote in person.

How to View Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2024 Shareholder Meeting
Our 2024 proxy statement and 2023 Annual Report on Form 10-K (referred to collectively as the “proxy materials”) are available online at: www.proxyvote.com or at http://www.seacoastbanking.com/financials-regulatory-filings/2024-Annual-Meeting-Proxy-Materials.

We have mailed to certain shareholders a notice of internet availability of proxy materials on or about April 8, 2024. This notice contains instructions on how to access and review the proxy materials on the internet. The notice also contains instructions on how to submit your proxy on the internet or by phone, or, if you prefer, to obtain a paper or email copy of the proxy materials.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

PROXY SUMMARY

Introduction
We believe our balanced, well-diversified growth strategy, which is focused on organic growth and disciplined acquisitions in growing Florida markets, is delivering long-term value for our shareholders. Our focus remains on delivering shareholder returns as we continue to scale the company.
In this section, we summarize 2023 performance highlights and other information contained elsewhere in this proxy statement. Please carefully review the information included throughout this proxy statement and as provided in the 2023 Annual Report on Form 10-K before you vote.

2023 Performance Highlights

Valuable Florida Franchise

Seacoast operates with a disciplined growth strategy, benefiting from a fortress balance sheet with robust capital generation, a peer-leading liquidity position and strict credit underwriting in significant growth areas of Florida, the nation's third-most populous state. Our balanced growth strategy combines organic growth and select strategic M&A transactions along with prudent risk management, which we believe will lead to strong financial results.

Jacksonville
Orlando
Tampa
Port St. Lucie
West Palm Beach
Naples
Miami
SEACOAST BANK MSAs
OFFICES/BRANCH LOCATIONS

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Execution of our balanced growth strategy in 2023 produced strong results
Seacoast continued to drive positive momentum in performance metrics, while continuing to protect and prudently grow capital. For the year ended December 31, 2023, the Company reported $104.0 million in net income, or $1.23 per share. Net revenue for the same period was $567.4 million, an increase of 31% year-over-year. The Company continued to see positive performance reflected in its ratios, with a return on average tangible assets of 0.91%, return on average tangible shareholders’ equity of 10.4% and an efficiency ratio of 64.1%. On an adjusted basis, the Company reported $154.7 million in adjusted net income1, or $1.83 per share1. Adjusted return on tangible assets1 was 1.12%, adjusted return on tangible equity1 was 12.8% and the adjusted efficiency ratio1 was 57.4%.
Seacoast possesses a fortress balance sheet, with a ratio of tangible common equity to tangible assets of 9.3% that places us as one of the strongest balance sheets in the industry. Seacoast’s wholly-owned banking subsidiary, Seacoast National Bank (the “Bank”) had $1.6 billion in total capital at December 31, 2023, resulting in a 14.82% Total Risk-Based Capital Ratio and 13.64% Tier 1 Common Capital Ratio. Each of these ratios are above regulatory minimum thresholds to be considered “well-capitalized” of 10.0% and 6.5%, respectively.

1 Non-GAAP measure; for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Executive Compensation Program Highlights
The Compensation and Governance Committee (“CGC”) is committed to aligning our compensation strategies with our evolving business strategy, good governance and effective risk management practices, and our efforts to generate superior long-term returns for our shareholders. To this end, we emphasize pay-for-performance in executive compensation programs. We believe that our executive compensation strategy strongly aligns our CEO and other executives’ pay with our long-term shareholder interests. The CGC uses a peer group analysis to inform its design of the compensation structure and its compensation decisions. The following table summarizes the primary elements of our executive compensation for 2023:

Pay Element	Purpose	Determination	2023 Results
Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent.	Reflects the CGC’s assessment of the executive’s experience, skills and value to Seacoast.
Salary changes for our NEOs in 2023 were made largely to reflect additional work by the senior leadership team related to the successful transition to a mid-size bank and the acquisition of Professional Holding Company, and its banking subsidiary, Professional Bank, Seacoast's first acquisition of a publicly traded company, as well as alignment of NEO base salaries with a new mid-size bank peer group. Mr. Shaffer’s base salary increased by 31% and Mr. Forlenza's by 32% in 2023. Salary increase for the remaining NEOs was 19%.

Annual Short-Term Incentive Awards	Recognize achievement of our short-term business strategy objectives and individual executive performance. Incorporates both quantitative and qualitative goals.
Reflects the individual executive’s performance against pre-established individual goals, as well as relative bank performance. In FY2023, these goals included performance relative to peers for return on average tangible equity, earnings per share growth, pre-tax pre-provision net revenue growth, and performance relative to target efficiency ratio. Qualitative goals were primarily related to achieving the Company’s strategic objectives. The final amount is determined by the CGC’s qualitative assessment of overall performance.

Individual and Company performance were evaluated in Q1 2024, with corresponding payout determinations approved in March 2024, reflecting Company performance in 2023, as well as subjective adjustments based on the achievement of individual goals and performance. Short-term incentive awards were paid out in the form of restricted stock awards in April 2024.

Performance Stock Units (“PSUs”)	Align compensation with our business strategy and long-term shareholder value while providing a strong retention element.	The number of PSUs granted is determined by the CGC after consideration of each executive’s performance scorecard for the prior year. The number of PSUs that may be earned is based on the level of achievement of goals established by the CGC for a three-year performance period. In addition, PSUs only vest upon completion of a one-year continued service requirement following the close of the performance period. Value realized upon vesting varies based on stock price at the vesting date.	PSUs granted in 2023 vest based on the level of achievement of goals relating to average annual EPS growth and average annual return on average tangible common equity over a three-year period (2023-2025) relative to a peer group. PSUs for which performance goals are met will vest on December 31, 2026, subject to the grantee’s continued service.
Restricted Stock Awards (“RSAs”)	Provide a strong retention element and align executive and shareholder interests.
The amount of RSAs granted is determined by the CGC after consideration of each executive’s performance scorecard for the prior year. The realized value of RSAs is based on stock price at the vesting date.
RSAs granted in 2023 vest in equal annual installments over three years.

Please refer to the Compensation Discussion and Analysis and The Executive Compensation Tables in this proxy statement for additional details about our compensation programs.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Summary of Proposals and Board Recommendations

Item	Proposal	Board Voting Recommendation	Vote Required
1	Election of Five Class I Directors	FOR ALL	Plurality vote*
2	Advisory (Non-binding) Vote to Approve Executive Compensation (Say on Pay)	FOR	Affirmative vote of a majority of votes cast
3	Ratification of Appointment of Crowe LLP as Independent Auditor for 2024	FOR	Affirmative vote of a majority of votes cast
* More fully described in Proposal 1 - Election of Directors, Manner of Voting Proxies.

Our Director Nominees
You are being asked to, among other proposals, elect five Class I directors of Seacoast. All of the nominees are presently directors of Seacoast. All of the nominees also serve as members of the board of directors of Seacoast’s principal banking subsidiary, Seacoast National Bank (the “Bank”). If elected, each director nominee will serve a three-year term expiring at the 2027 Annual Meeting of Shareholders and until their successors have been elected and qualified. Detailed information about each nominee’s background, skills and expertise can be found in Proposal I – Election of Directors.

Name	Age	Director Since	Current Occupation	Independent	No. of Other Public Boards
Jacqueline L. Bradley	66	2014	Management and Financial Services	✔	0
H. Gilbert Culbreth, Jr.	78	2008	CEO and President of Auto and other Sales Companies	✔	0
Christopher E. Fogal	72	1997	Certified Public Accountant and Partner Emeritus of Firm	✔	0
Charles M. Shaffer	50	2021	Chairman and CEO of Company and Bank		0
Joseph B. Shearouse, III	66	2023	Former Market Executive of Bank, and Former Chairman and CEO of First Bank of the Palm Beaches		0
Director Nomination Process
The CGC serves as the Company’s nominating committee. The CGC annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors and its committees. The committee recommends, from time to time, new candidates to the Board for nomination for election to the Board by the Company’s shareholders in addition to annually recommending current director nominees. The CGC’s goal is to ensure that the Board of Directors consists of a diverse group of members with the relevant expertise, skills, personal attributes and professional backgrounds who, individually and collectively, are appropriate to achieve the Company’s strategic vision and business objectives, and best serve the Company’s and shareholders’ long-term interests.
As part of the assessment process, the CGC evaluates whether the addition of a director or directors with particular attributes, experience, or skill sets could enhance the Board’s effectiveness. The CGC identifies director candidates through business, civic and legal contacts, and may consult with other directors and senior officers of the Company. The CGC may also utilize a search firm to help it identify, evaluate and conduct due diligence on potential director candidates. Once a candidate has been identified, the CGC confirms that the candidate meets the minimum qualifications for director nominees, and gathers information about the candidate through interviews, questionnaires, background checks, or any other means that the CGC deems to be helpful in the evaluation process. Director candidates are interviewed by the Chair of the CGC and at least one other member of the committee. Each member of the committee participates in the review and discussion of director candidates. Where appropriate, directors who are not on the CGC are encouraged to meet with and evaluate the suitability of potential candidates. The CGC then evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board in relation to the Company’s strategic goals, and recommends nominees to the Board. The full Board formally nominates candidates to be included in the slate of directors presented for shareholder vote based upon the recommendations of the CGC following this process.
Given the evolving needs and business strategies of the Company, the CGC believes that the Board of Directors as a whole should have diversity of thought and experience, which may, at any one or more times, include differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age. However, the CGC does not assign specific weights to any particular criteria. Its goal is to identify nominees that, considered as a group, will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities and advance the Company’s strategic mission. In addition, each director must have the qualifications set forth in the Company’s Bylaws, as well as the personal characteristics and core competencies described below as Director Eligibility Guidelines:

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Director Eligibility Guidelines
Personal Characteristics	Core Competencies
•the highest ethical character
•a personal and professional reputation consistent with Seacoast’s values as reflected in its Code of Conduct
•the ability to exercise sound business judgement
•a willingness to listen to differing points of view and work in a mutually respectful manner

•substantial business or professional experience and ability to offer meaningful advice and guidance to the Company’s management based on that experience
•professional achievement through service as a principal executive of a major company, partner in a law or accounting firm, successful entrepreneur, prominent academic or similar position of significant responsibility

The CGC also considers numerous other qualities, skills and characteristics when evaluating director nominees, such as a candidate’s:
•understanding of and experience in the financial services industry, as well as accounting, finance, legal, real estate, corporate governance and technology expertise;
•leadership experience with public companies or other major organizations, as well as civic and community relationships;
•availability and commitment to carry out the responsibilities as a director;
•knowledge, experience and skills that enhance the mix of the Board’s core competencies and provide a different perspective;
•the absence of any real or perceived conflict of interest that would impair the director’s ability to act in the best interest of shareholders; and
•qualification as an independent director.
In addition to nominations by the CGC, any Company shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director by providing advance notice of such proposed nomination to the Corporate Secretary at the Company’s principal offices at 815 Colorado Avenue, Stuart, Florida 34994. The written submission must comply with the applicable provisions in the Company’s Articles of Incorporation. To be considered, recommendations with respect to nominees for election as directors at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of the Company’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that the Company mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to the election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Company’s CGC. Candidates for director recommended by shareholders in compliance with these provisions and who satisfy the Director Eligibility Guidelines will be afforded the same consideration as candidates for director identified by Company directors, executive officers or search firms, if any, employed by the Company. For our 2024 Shareholder Meeting, no shareholder director nominee recommendations were received.
Board Responsiveness
The Company includes in its proxy statement a separate advisory vote on the compensation paid to its executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related proxy disclosure, commonly known as a “say-on-pay” proposal. Independent surveys have shown that an annual vote is the preferred frequency of most institutional investors. Our shareholders also have expressed a preference for an annual vote. Our Board also endorses an annual vote as we believe it gives shareholders an opportunity to voice their concerns with respect to executive compensation. Shareholder support of our say-on-pay proposal at our 2023 annual meeting was 98%. (See “Outcome of our 2023 Say-On-Pay vote” in the table below.) Overall shareholder support of directors standing for election at the 2023 annual meeting was comparably stronger than the prior year. Below are highlights of the feedback we have received from shareholders and our Board’s response:

What We Heard	Our Board’s Response
Continue to deliver industry- leading financial results
Delivered 2023 net income of $104.0 million, with pre-tax pre-provision earnings increasing 5% to $172.6 million. On an adjusted basis, which excludes direct merger-related costs, pre-tax pre-provision earnings[1] increased 19% to $242.6 million.

Distribute capital to shareholders	In 2023, Seacoast increased the quarterly cash dividend on its common stock to $0.18 per share.
Continue to emphasize stock ownership by management and directors	We emphasize stock compensation with PSUs and RSAs granted under the long-term incentive plan (“LTIP”) to executive officers for achievement of performance objectives in 2023. All of our directors are paid a stock retainer; some defer a portion or all of their cash compensation into our director deferred compensation plan. Our executive officers and directors are also subject to our stock ownership guidelines, which require them to retain a number of shares of our stock.
Outcome of our 2023 Say-On-Pay vote
At our 2023 annual meeting of shareholders, our say-on-pay proposal received the support of 98.2% of the votes cast. Our CGC considered the vote in relation to: 1) the alignment of our compensation program with the long-term interests of our shareholders, 2) the transition to a mid-size bank and aligned business strategy and the fulfillment of customer demand for products and services, and 3) the relationship between risk-taking and the incentive compensation provided to our executives. The CGC will continue to evaluate and refine our executive compensation programs and welcomes input from our shareholders.

Continued Environmental, Social and Governance (“ESG”) efforts and corporate sustainability opportunities
Information about the Company’s ESG initiatives and corporate sustainability oversight was updated in 2023. We updated our sustainability page on our corporate website to provide additional visibility of the Company’s ESG efforts. The Company’s corporate sustainability page can be viewed at: https://www.seacoastbanking.com/corporate-information/sustainability/default.aspx.

1 Non-GAAP measure; for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

The Company’s Corporate Governance Guidelines provide for a process by which shareholders may communicate with the Board, a Board committee or the non-management directors as a group, or other individual directors. Shareholders who wish to communicate with the Board of Directors, a Board committee, the Lead Independent Director, other directors or an individual director may do so by sending written communications addressed to the Board of Directors, a Board committee or such group of directors or individual director, c/o Corporate Secretary, Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P.O. Box 9012, Stuart, Florida 34995. All communications will be compiled by the Company’s Secretary and submitted to the Board of Directors, a committee of the Board of Directors or the group of directors or individual director, as appropriate, at the next regular meeting of the Board.

Board and Governance Highlights

Board Composition
In the past eleven years, we have refreshed our Board with new talent to increase diversity and experience to better align overall Board capability with our strategic objectives. Since 2013, we have added seven new directors with strong skill sets to help achieve our growth initiatives. As a result, our overall Board composition has been enhanced across several important aspects creating a vibrant Board culture focused on creating shareholder value over the long term. Seacoast continues to build a diverse Board with experience aligned with our strategic mission to ensure a balanced mix of directors with a deep knowledge of Seacoast and its markets, as well as new members with fresh perspectives. The CGC members generally conceptualize diversity to include without limitation concepts such as race, gender, national origin, differences of viewpoints, education, work experiences, professional skills and other qualities or attributes that contribute to Board heterogeneity when identifying and recommending director nominees.

Board Characteristics

Board Refreshment Timeline

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Board Skills and Characteristics
Our Board represents a range of diverse skills, experience and background that aligns with our long-term strategy and culture. Below are the mix of skills, qualifications, experience and gender and diversity characteristics of the members of our Board as of the record date:

Skills, Qualifications, Experience and Diversity	Dennis J. Arczynski	Jacqueline L. Bradley	H. Gilbert Culbreth, Jr.	Christopher E. Fogal	Maryann Goebel	Dennis S. Hudson, III	Robert J. Lipstein	Alvaro J. Monserrat	Thomas E. Rossin	Charles M. Shaffer	Joseph B. Shearouse, III
Audit/Accounting/Finance experience is important in overseeing our financial reporting and internal controls	✓			✓		✓	✓	✓	✓	✓
Banking/Financial Services experience is important to guide product evolution and manage our business model and revenue generating initiatives	✓	✓		✓	✓	✓	✓		✓	✓	✓
Executive Leadership experience is important to monitor strategy and performance	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance experience is important to conduct decision-making and validate implementation in accordance with best practices and regulatory guidelines	✓				✓	✓	✓	✓	✓	✓
Digitalization/Business Intelligence experience is important for innovation and strengthening profitability and understanding customers	✓				✓	✓		✓		✓	✓
Corporate Citizenship experience is important in understanding customer segments in markets served and implementing ESG efforts and sustainability initiatives		✓	✓	✓		✓		✓	✓	✓	✓
Customer Experience knowledge is important to assess brand loyalty, customer engagement and create valuable customer relationships and long-term profitability	✓		✓			✓		✓		✓	✓
Legal and Regulatory Affairs experience is important to monitor compliance and regulatory requirements	✓			✓		✓	✓	✓	✓	✓	✓
Risk Management experience is important in overseeing the risks throughout the organization	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓
Cybersecurity/Information Security experience is important to assess tools to enhance business operations, customer service and cyber and information security	✓				✓	✓	✓	✓		✓
Human Capital and Diversity Management experience is important to assess compensation practices, diversity mix, talent, training programs and corporate culture within the company	✓	✓		✓	✓	✓		✓		✓	✓
				2024				2023
Total Number of Directors				11				11
Gender Identity:				Female		Male		Female		Male
Directors				2		9		3		8
Demographic Background:
African American or Black				1		--		1		--
Hispanic or Latinx				--		1		--		1
White				1		8		2		7

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Our Corporate Governance Framework

Board Independence	•A total of 8 of our 11 directors are considered independent as of the Annual Meeting date. •Our Chairman and CEO is the only member of management who serves as a director.
Board Refreshment & Diversity
•We seek a board that, considered as a group, will possess a diversity of experience and differences with respect to personal, educational or professional experience, gender, ethnicity, national origin, geographic representation, community involvement and age.
•We have a mix of new and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. The average tenure of our independent directors is 11.7 years.

Board Committees
•We have five standing Board committees—Audit; Compensation and Governance (“CGC”); Corporate Development (“CDC”), Enterprise Risk Management (“ERMC”); and Information Technology (“ITC”).
•The Audit Committee and CGC consist entirely of independent, non-management directors.
•Chairs of the committees shape the agenda and information presented to their committees.

Lead Independent Director
•Our independent directors elect a lead independent director annually.
•Our lead independent director chairs regularly scheduled executive sessions, without management present, at which directors can discuss management performance, succession planning, board informational needs, board effectiveness or any other matter.

Board Oversight of Strategy & Risk
•Our Board has ultimate oversight responsibility for strategy and risk management.
•Our Board directly advises management on development and execution of the Company’s strategy and provides oversight through regular updates.
•The CDC helps ensure that the strategic vision for the Company is fulfilled by challenging, proposing, reviewing, and monitoring corporate development initiatives of the Company relating to M&A activity, capital allocation and planning, corporate development strategies, and shareholder relations.
•Through an integrated process, key risks, including those related to data privacy and cybersecurity are reviewed and evaluated by the ITC in collaboration with the ERMC before they are reviewed by the Board.
•The ERMC oversees the integration of risk management at Seacoast, monitors the risk framework and makes recommendations to the Board regarding the Company’s risk appetite.
•The Audit Committee oversees the Company’s financial statements and internal accounting controls and processes.
•The CGC oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure that they do not encourage imprudent or excessive risk-taking, assists with its leadership assessment and CEO succession planning and monitors the Company’s human capital management, sustainability and ESG efforts.

Accountability
•We have a plurality vote standard for the election of directors, with a director resignation policy for uncontested elections.
•Each common share is entitled to one vote.
•We have a process by which all shareholders may communicate with our Board, a Board committee or non-management directors as a group, or other individual directors.

Director Stock Ownership	•A minimum stock holding of three times the annual base retainer is required for each director, to be acquired within four years of joining the Board.
Succession Planning	•CEO and management succession planning is one of the Board’s highest priorities. Our Board ensures that appropriate attention is given to identifying and developing talented leaders.
Board Effectiveness
•The Board meets in a director-only session prior to each regular meeting to discuss the Company’s business condition. After each regular meeting, directors are offered the opportunity to meet in an executive session of non-management directors led by the lead independent director.
•The Board and its independent committees annually evaluate their performance.

Open Communication
•Our Board receives regular updates from business leaders regarding their area of expertise.
•Our directors have access to all management and employees on a confidential basis.
•Our Board and its committees are authorized to hire outside consultants at their discretion and at the Company’s expense.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

CORPORATE GOVERNANCE AT SEACOAST
Our goal is to maintain a corporate governance framework that supports an engaged, independent board with diverse perspectives and judgment that is committed to representing the long-term interests of our shareholders. We believe our directors should possess the highest personal and professional standards for ethics, integrity and values, as well as practical wisdom and mature judgment. Therefore, our Board, with the assistance of management and the CGC, regularly reviews our corporate governance principles and practices.

The Board’s Role in Strategy and Risk Oversight
The Board of Directors actively reviews our long-term strategy and the plans and programs that management develops to implement our strategy. While the Board meets formally at least once every year to consider overall long-term strategy, it generally reviews various elements of strategy, and our progress towards implementation thereof, at every regular meeting. Our directors are actively engaged in our strategic planning process and exercise robust oversight while challenging our strategies and implementation of such strategies.
The Board believes that strategic risk is an exceptionally important risk element among a number of risks that the Company faces. As a result, our Board works to ensure that this risk is appropriately managed in the context of the rapidly changing environment in which the Company and its customers operate. The Board does not believe this risk can be delegated and the Board as a whole regularly spends a significant amount of its time engaged with management and in executive session discussing our long-term strategies, the effectiveness of our plans to implement such strategies, and our progress against those plans.
The Board believes that an integral part of managing strategic risk is ensuring that the Board’s views are considered as our strategy evolves. The Board strongly believes that having active and engaged committee chairs and a lead independent director better ensures that the Board as a whole can serve as a credible challenge to management’s plans and programs and increases transparency.
The Board’s committees also work to ensure that we have the right alignment to support our long-term strategic direction including: (i) an active Board recruitment process focused on developing or acquiring the skill, experience and attributes of both individuals and the Board as a whole needed to support our strategy, (ii) ensuring an appropriate link is established between our compensation design and our long-term strategy to encourage and reward the achievement of our long-term goals and protect shareholder value by discouraging excessive risk taking, and (iii) ensuring that our risk management structure can effectively manage the inherent risks that underlie our strategy.
Other types of risks that the Company faces include:
•macro-economic risks, such as inflation, interest rate fluctuations, reductions in economic growth, or recession;
•political or regulatory risks, such as restriction on access to markets;
•event risks, such as global pandemics, natural disasters, acts of war or terrorism or cybersecurity breaches; and
•business-specific risks related to financial reporting, credit, liquidity, asset/liability management, market, operational execution (corporate governance, legal and regulatory compliance), and reputation both of the Company and the financial services industry generally.
Our ERMC of the Board of Directors regularly evaluates our overall risk profile and oversees our risk management programs, which are implemented by our chief risk officer.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Environmental, Social and Governance (“ESG”)
Our Board recognizes the importance of operating in a responsible and sustainable manner aligned with our mission, vision and values. The Compensation and Governance Committee (“CGC”) of the Board is charged with monitoring ESG efforts, and identifies and discusses ESG issues relevant to our business and to the communities where we operate. We consider feedback from investors, employees, regulators, customers and other stakeholders on ESG topics. A key focus of our long-term strategic plan is managing growth through an evolving risk view, in which attention to ESG matters is critical to success.
The Company also aims to accommodate the banking and credit needs of our communities by providing various product offerings and community outreach and engagement. We are committed to building and encouraging an inclusive environment where all our employees and clients are respected and accepted for who they are. The Company provides equal employment opportunities in all facets of employment from the hiring and onboarding experience to compensation, benefits and prospects for career advancement and guidance.
The Board and senior management are committed to continuing to build upon these efforts in the coming years. You may view additional information about the Company’s corporate sustainability and ESG activities on our investor relations website located at www.SeacoastBanking.com.

Governance Policies
Seacoast is committed to long-term success through strong corporate governance and ethical business practices, with appropriate controls and transparency forming the foundation for achievement of our strategic mission.
Important elements of our corporate governance framework are our governance policies, which include:
• Corporate Governance Guidelines
• Compensation Recoupment Policy
• Code of Conduct
• Code of Ethics for Financial Professionals
• Charters for each of our Board committees
You may view these and other corporate governance documents on our investor relations website located at www.SeacoastBanking.com, or request a copy, without charge, upon written request to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995. Information included on our website, other than the proxy statement and form of proxy, is not a part of the proxy soliciting material.

Data Privacy and Information Security
The Company’s information security program is designed to protect sensitive information from unauthorized access, use, disclosure, alteration, or destruction, and to maintain the confidentiality, integrity, and availability of our information assets, including employee and customer non-public information, financial data, and internal operational information. Seacoast is committed to protecting our customers’ personal and financial information. The Company has adopted a Data Privacy Policy and Information Security Policy that are reviewed by the ITC and ERMC of the Board of Directors on an annual basis. Through an integrated process, key risks, including those related to privacy and cybersecurity are reviewed and evaluated by the ITC and ERMC before they are reviewed by the full Board. We have also adopted a Digital Banking Privacy Policy and Privacy Policy Statement to ensure compliance with requirements of the Gramm-Leach-Bliley Act.
Our Board recognizes the importance of maintaining the trust and confidence of our clients, employees and business partners. We strive to continuously assess and update our response to information security risks and changes in the cyber security landscape. Information security risks are identified using internal risk assessments, internal audits, regulatory exams and third-party testing. Identified risks are prioritized, tracked and managed with senior management oversight.
Our data security strategy includes a host of defense mechanisms that include, but are not limited to:
•Policies and procedures
•Annual mandatory employee training, educational opportunities and regular associate communications
•Third party program oversight
•Encryption technologies
•Incident response program
We provide our associates with ongoing training opportunities in addition to annual mandatory training and educational resources to strengthen cybersecurity awareness, keep abreast of cyber environment trends and continue to build knowledge in safeguarding against potential security and fraud risks. Additionally, our information security team maintains awareness of trends and best practices by pursuing professional certifications and educational opportunities with industry experts and professional organizations.
Periodic penetration tests are performed by independent third parties and are audited by an external firm with expertise in information security. Should an information security incident occur, we have resources to assist with forensic analysis, response strategies and crisis communications.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Cybersecurity Risk Management and Governance
The Company’s cybersecurity program, including our information security policies, is designed to align with regulatory guidance and industry practices. To protect our information systems, network, and information assets from cybersecurity threats, we use various security tools, products and processes that help identify, prevent, investigate, and remediate cybersecurity threats and security incidents.

The oversight of cybersecurity, including potentially significant cybersecurity threats or incidents, is delegated primarily to the ITC of the Board. The ERMC of the Board has primary responsibility for overseeing the Company’s comprehensive ERM program. The Enterprise Risk Management program assists senior management in identifying, assessing, monitoring, and managing risk, including cybersecurity risk. Cybersecurity matters and assessments are regularly included in both ITC and ERMC meetings. Additionally, the Board assesses the risks and changes associated with cybersecurity threats through presentations and reports provided by our ITC and ERMC, including participation in annual cybersecurity and information security education and training.

Board Oversight of Strategy and Risk
Our Board has ultimate oversight responsibility for strategy and risk management, and directly advises management on development and execution of the Company’s strategy. Oversight is also provided through the extensive work of the Board’s committees – Audit Committee; Compensation and Governance Committee; Corporate Development Committee; Enterprise Risk Management Committee; and Information Technology Committee – in key areas such as financial reporting, internal controls, compliance, corporate governance, compensation programs, capital planning, risk management and cybersecurity. The ERMC oversees the integration of risk management at Seacoast, monitors the risk framework and makes recommendations to the Board regarding the Company’s risk appetite. The Compensation and Governance Committee oversees risks and exposures related to the Company’s corporate governance, director succession planning, and compensation practices to ensure that they do not encourage imprudent or excessive risk-taking. Additionally, our Information Technology Committee focuses on the Company's risks and exposures related to information and data security, cybersecurity, data privacy, disaster recovery and business continuity.

Board Composition
Seacoast continues to build a diverse Board with experience aligned with our strategic mission to ensure a balanced mix of directors with a deep knowledge of Seacoast and its markets, as well as new members with fresh perspectives. Our Board consists of eight independent Board members. All members of the Audit Committee and Compensation and Governance Committee of the Board and the Chair of the Enterprise Risk Management Committee are independent directors. There are two women on the Board of Directors, including our Compensation and Governance Committee Chair. To further strengthen our corporate governance, our independent directors annually select a Lead Independent Director who chairs regularly scheduled executive sessions, without management present.
Our Corporate Governance Guidelines require that a majority of the Board be composed of independent directors. In accordance with those guidelines, non-employee directors must advise the Chairman of the Board or Chair of the Compensation and Governance Committee in advance of accepting membership on any other public company board and before accepting membership on the audit committee or compensation committee of any other public company board. Employee Directors may serve on no other boards of public companies, unless otherwise approved by the Compensation and Governance Committee.

Shareholder Engagement
The Company engages with our shareholders to ensure transparency and that the Board and management are aware of and address issues of importance to our investors. We regularly meet with various institutional shareholders and welcome feedback from other shareholders, which is considered by the Board or appropriate Board committee. We maintain ongoing responsiveness to institutional and retail shareholders who directly contact us, and we remain committed to timely follow-up. We utilize various channels to engage with shareholders and analysts, including face-to-face and virtual meetings, conferences, road shows, investor calls, quarterly earnings calls and annual shareholder meetings, as well as distributing regular communications through our annual report and proxy statement. In 2023, management met with approximately 60 institutional shareholders, representing over 30% of the company’s ownership at December 31, 2023.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Corporate Governance Principles and Practices

Board Independence
The Company’s common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SBCF”. Nasdaq requires that a majority of the Company’s directors be “independent,” as defined by the Nasdaq rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The Company’s independent directors in 2023 were: Dennis J. Arczynski, Jacqueline L. Bradley, H. Gilbert Culbreth, Jr., Julie H. Daum, Christopher E. Fogal, Maryann Goebel, Robert J. Lipstein, Alvaro J. Monserrat and Thomas E. Rossin. Ms. Daum resigned from the Board in January 2024. Our governance principles provide that a substantial majority of our directors will meet the criteria for independence required by Nasdaq. Over 75% of our Board met Nasdaq’s criteria for independence in 2023.

Board Evaluation Process
Periodically, our Board and each Board committee evaluate their performance and effectiveness, along with processes and structure, to identify areas for enhancement. The process is described below.

Element	Description
Corporate Governance Review and Investor Feedback	The CGC reviews corporate governance principles with consideration given to generally accepted practices annually and feedback from investors and makes recommendations for Board changes. This committee also oversees the process for annual board evaluations.
Annual Board & Committee Self-Evaluations	In 2023, Board and committee evaluations were individually conducted to assess the effectiveness of the Board and committees of the Board.
Summary and Review	For the 2023 Board and committee evaluations, responses were compiled and summarized, including comments, which were reviewed by the Chairman and Lead Independent Director, and who together presented summary results to the full Board. The committee evaluations were reviewed by the respective committee chairs, who then discussed the results with their respective committees and the full Board.
Actions	As a result of the Board evaluation process, the Board gained insight as to governance structure and committee rotation opportunities, director succession and process improvements to facilitate broader engagement with discussion around emerging trends and cultural matters.
Board Leadership Structure
The Board leadership framework is provided through: 1) Chairman and CEO Shaffer’s guidance and deep understanding of the financial services industry, 2) a clearly defined lead independent director role, 3) active committees and committee chairs, and 4) talented directors who are committed and independent-minded. At this time, the Board believes this governance structure is appropriate and best serves the interests of our shareholders and other stakeholders.

Lead Independent Director
To further strengthen our corporate governance, our independent directors annually select a Lead Independent Director from the independent directors. Our Board believes that the Lead Independent Director serves an important corporate governance function by providing separate leadership for the non-management and independent directors. In January 2024, the Board re-elected Christopher E. Fogal to serve as Lead Independent Director.

Non-Management Executive Sessions
In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines provide for executive sessions of our non-management and independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present.
Our non-management directors are given the opportunity to meet in executive session following each regularly scheduled Board meeting. Our independent directors meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Our Lead Independent Director presides at all executive sessions of the independent directors and non-management directors, and sets the agenda for such executive sessions. Any independent director may call an executive session of independent directors at any time. The independent directors met two times in executive session in 2023.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Management Succession Planning and Development
Our Board understands that a strong succession framework reduces Company risk and therefore ensures that appropriate attention is given to identify and develop talented leaders. Consequently, we have a robust management succession and development plan which is reviewed annually and updated accordingly. The Board maintains oversight responsibility for succession planning with respect to the position of CEO and monitors and advises management regarding succession planning for other executive officers. The Board’s goal is to have a long-term and continuing program for effective senior leadership development and succession. The Board also has short-term contingency plans in place for emergency and unexpected occurrences, such as the sudden departure, death, or disability of our CEO or other executive officers.
The CGC, working with the CEO, annually evaluates succession planning at the senior levels of management and reports the results of such evaluation to the Board, along with recommendations on management development and succession planning. The updated succession plan is reviewed and approved by the Board to ensure that competencies are in alignment with our overall strategic plan. The annual review of the CEO succession plan includes a review of specific individuals identified as active CEO succession candidates, and each of those individuals is reviewed with respect to progress in his or her current job position and progress toward meeting his or her defined leadership development plan. The Company’s CEO and senior management are similarly responsible for supporting “next generation” leadership development by identifying core talent, skills and capabilities of future leaders within the Company; assessing the individuals against leadership capabilities; identifying talent and skill gaps and development needs; assisting with internal candidate development; and identifying significant external hiring needs.
The Board and individual Board members may advise, meet with, and assist CEO succession candidates and become familiar with other senior and future leaders within the Company. Directors are encouraged to become sufficiently familiar with the Company’s executive officers to be able to provide perspective on the experience, capabilities and performance of potential CEO candidates. The Board encourages senior management, as well as other members of management who have future leadership potential within the Company, to attend and present at Board meetings so that each can be given appropriate exposure to the Board. The Board may contact and meet with any employee of the Company at any time, and are encouraged to make site visits, to meet with management, and to attend Company, industry and other events.
Committee Structure
Oversight is also provided through the extensive work of the Board’s five committees – Audit; CGC; CDC; ERMC; and ITC – in key areas such as financial reporting, internal controls, compliance, corporate governance, succession planning, compensation programs, capital planning, cybersecurity and risk management. The Audit Committee and the CGC consist entirely of independent, non-management directors.
In addition, each year, the Board and each of its committees review a schedule of agenda topics to be considered in the coming year. Each Board and committee member may raise subjects that are not on the agenda at any meeting and suggest items for inclusion in future agendas. The Company believes that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, evaluation of decisions and direction from the Board of Directors.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

BOARD MEETINGS AND COMMITTEES

Board Meeting Attendance
The Board of Directors held six regular meetings and four special meetings during 2023. Each of the directors attended either in-person or virtually at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

Annual Meeting Attendance
The Company encourages all of its directors to attend its annual shareholders’ meetings but understands that situations may arise that prevent such attendance. A total of six of the 11 then-incumbent directors attended the Company’s 2023 annual shareholders’ meeting.

Board Committees
The Company’s Board of Directors has five standing permanent committees, including the newly formed Information Technology Committee established in May 2023. These committees serve the same functions for the Company and the Bank. The current composition of each Company committee and the number of meetings held in 2023 are set forth in the table:

Board Committee Membership and 2023 Committee Meetings

Director Name	Audit		Compensation & Governance		Corporate Development		Enterprise Risk Management		Information Technology
Dennis J. Arczynski (1)	✔				✔		✔	(2)	✔
Jacqueline L. Bradley (1)					✔
H. Gilbert Culbreth, Jr. (1)			✔
Julie H. Daum (1)(5)			✔
Christopher E. Fogal (1)(3)	✔								✔
Maryann Goebel (1)	✔		✔	(2)			✔		✔
Dennis S. Hudson, III					✔
Robert J. Lipstein (1)	✔	(2)					✔		✔
Alvaro J. Monserrat (1)	✔		✔		✔				✔	(2)
Thomas E. Rossin (1)					✔	(2)	✔
Charles M. Shaffer (4)					✔
Joseph B. Shearouse, III (6)					✔
TOTAL MEETINGS HELD IN 2023	9		7		4		6		3

(1)     Independent Director
(2)    Committee Chair
(3)    Lead Independent Director
(4) Chairman of the Board
(5) Resignation effective as of January 30, 2024
(6) Appointed as a member of the Board of Directors effective July 20, 2023
Each committee has a charter specifying such committee’s responsibilities and duties. Each committee charter, including the Audit Committee and Compensation and Governance Committee charters, are reviewed annually. These charters are available on the Company’s website at www.SeacoastBanking.com or upon written request.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Key Committee Responsibilities

AUDIT COMMITTEE	COMPENSATION AND GOVERNANCE COMMITTEE
Key Responsibilities	Key Responsibilities
•reviews Seacoast’s financial statements and internal accounting controls, and reviews reports of regulatory authorities and determines that all audits and examinations required by law are performed
•appoints the independent auditors, reviews their audit plan, and reviews with the independent auditors the results of the audit and management’s response thereto
•reviews the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including anonymous complaints and changes to the Company’s Code of Conduct
•reviews and approves related party transactions
•reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff and those outsourced to a third party; oversees the audit function and appraises the effectiveness of internal and external audit efforts

•determines, or recommends to the Board, the compensation of the Company’s and the Bank’s key executive officers
•recommends director compensation for Board approval.
•administers the Company’s incentive compensation plans and other employee benefit plans
•oversees the preparation of the “Compensation Discussion and Analysis” section of this proxy statement
•identifies and recommends to the Board qualified individuals to serve as members of the Boards of Directors of the Company and/or the Bank
•oversees efforts to create a diverse workforce.
•takes a leadership role in shaping corporate governance policies, practices, and guidelines, and oversees the Board’s governance processes
•proposes recommendations to the Board of Directors concerning management development and succession planning activities at the senior levels of management
•oversees ESG efforts and corporate sustainability matters

Independence / Qualifications	Independence / Qualifications
•all committee members are independent under Nasdaq and SEC rules and each member is able to read and understand financial statements
•at least one committee member must be an “audit committee financial expert” as defined by Item 407 of Regulation S-K; the Board has determined that Christopher E. Fogal and Robert J. Lipstein are such financial experts
•Audit Committee met four times in private session with our independent auditor, and four times in private session without members of management present, following meetings in 2023

•all committee members are independent under Nasdaq and SEC rules
•no member of the committee has been a former officer within the last three years or is a current officer or employee of the company or any of its subsidiaries
•no member has any interlocking relationship requiring disclosure under the rules of the SEC

CORPORATE DEVELOPMENT COMMITTEE	ENTERPRISE RISK MANAGEMENT COMMITTEE
Key Responsibilities	Key Responsibilities
•reviews capital planning and allocations consistent with the Company's risk appetite to ensure capital adequacy and an acceptable return on capital
•supports, sources and/or challenges M&A activities related to bank and non-bank entities as pertinent to the Company's stated strategic objectives
•oversees business model transformation activities, including investments in corporate development
•reviews and monitors the Company's long-term corporate development strategies and progress
•ensures appropriate strategic metrics and modeling capabilities are used in order to assess the strength of the existing strategies and potential investment, aligned with the Company's stated strategic objectives
•ensures that management is effectively and consistently communicating with shareholders in a manner that is aligned with the Company's broader strategic vision

•monitors the risk framework to assist the Board in identifying, considering, and overseeing critical issues and opportunities
•evaluates strategic opportunities from a risk perspective, highlights key risk considerations embedded in such strategic opportunities, and makes recommendations on courses of actions to the Board based on such evaluation
•provides oversight of the risk management monitoring and reporting functions to help ensure these functions are independent of the lines of business or risk-taking processes
•makes recommendations to the Board regarding the Company's risk appetite, limits and policies and reviewing the strategic plan to help ensure it aligns with the Board-approved risk appetite
•reviews key management systems, processes and decisions, and assesses the integrity and adequacy of the risk management function to help build risk assessment data into critical business systems

INFORMATION TECHNOLOGY COMMITTEE
Key Responsibilities
•provides oversight of the Company's data privacy and information security policies, and reviews reporting of technology and cybersecurity risks
•assesses technology risks related to information technology, information and data security, cybersecurity, data privacy, disaster recovery and business continuity
•reviews the Company's risk appetite, strategy and objectives related to technology risks and the policies and processes for mitigating such risks
•monitors technology risk management and the effectiveness of the Company's technology risk assessment processes
•oversees information security reporting, including overall status of the information security program and compliance with regulatory guidelines
•reviews technology strategy, emerging industry trends and the business continuity management program
•oversees cybersecurity risks and tolerances, policies, controls and procedures and the adequacy of related insurance coverage

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

AUDIT COMMITTEE REPORT

The Audit Committee is currently comprised of five directors: Dennis J. Arczynski, Christopher E. Fogal, Maryann Goebel, Robert J. Lipstein (Chair) and Alvaro J. Monserrat.
The purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Seacoast Banking Corporation of Florida (the “Company”) in its general oversight of the Company’s accounting, auditing and financial reporting practices. Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. The Company’s independent registered public accounting firm, Crowe LLP, for the year ended December 31, 2023 is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) on the effectiveness of internal control over financial reporting.
The members of the Committee are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the Company’s registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters. To carry out its responsibilities, the Committee held nine meetings in 2023.
In the performance of its oversight responsibilities, the Committee has reviewed and discussed with management and Crowe LLP the audited financial statements of the Company for the year ended December 31, 2023. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company at the dates and for the periods described. The Committee has relied upon this representation without any independent verification, except for the work of Crowe LLP. The Committee also discussed these statements with Crowe LLP, both with and without management present, and has relied upon their reported opinion on these financial statements. The Committee’s review included discussion with Crowe LLP of the matters required to be discussed under Public Company Accounting Oversight Board standards.
With respect to the Company’s independent registered public accounting firm, the Committee, among other things, discussed with Crowe LLP matters relating to its independence and received from Crowe LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence.
On the basis of these reviews and discussions, and subject to the limitations of its role, the Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the Securities and Exchange Commission.

The Audit Committee:

Robert J. Lipstein, Chair
Dennis J. Arczynski
Christopher E. Fogal
Maryann Goebel
Alvaro J. Monserrat

February 27, 2024

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

OWNERSHIP OF OUR COMMON STOCK
The tables below provide information regarding the beneficial ownership of our common stock as determined in accordance with SEC rules and regulations as of the Record Date by (i) each of the Company’s directors, (ii) each of the named executive officers, (iii) all current directors and executive officers as a group, and (iv) each beneficial owner of more than 5%. As of the Record Date, 84,927,621 shares of common stock were outstanding. Unless otherwise indicated, and subject to community property laws where applicable, the Company believes that each of the shareholders named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

Director, Executive Officers and Certain Beneficial Stock Ownership
As of the Record Date, based on available information, all directors, director nominees and executive officers of Seacoast as a group (15 persons) beneficially owned approximately 1,259,091 outstanding shares of common stock, constituting 1.5% of the total number of shares of common stock outstanding at that date as set forth in the table below. In addition, as of the Record Date, various subsidiaries of Seacoast, as fiduciaries, custodians, and agents, had sole or shared voting power over 514,556 outstanding shares, or 0.5% of the outstanding shares, of Seacoast common stock, including shares held as trustee or agent of various Seacoast employee benefit and stock purchase plans.
The following table also sets forth information regarding the number and percentage of shares of common stock held by all persons and entities, or principal shareholders, known by the Company to beneficially own 5% or more of the Company’s outstanding common stock, exclusive of directors and officers. The information regarding beneficial ownership of common stock by the entities identified below are included in reliance on reports filed by the entities with the SEC, except that the ownership percentage is based on the Company’s calculations.

Name of Beneficial Owner Directors and Executive Officers	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Dennis J. Arczynski	62,529 (1)	*
Jacqueline L. Bradley	37,790 (2)	*
H. Gilbert Culbreth, Jr.	96,882 (3)	*
Christopher E. Fogal	56,953 (4)	*
Maryann Goebel	36,471 (5)	*
Dennis S. Hudson, III	517,891 (6)	*
Robert J. Lipstein	25,172 (7)	*
Alvaro J. Monserrat	23,956 (8)	*
Thomas E. Rossin	25,297 (9)	*
Charles M. Shaffer	194,328 (10)	*
Joseph B. Shearouse, III	37,444 (11)	*
Tracey L. Dexter	19,968 (12)	*
Joseph M. Forlenza	35,291 (13)	*
Juliette P. Kleffel	73,963 (14)	*
Austen D. Carroll	15,156	*
All directors and executive officers as a group (15 persons)	1,259,091	1.5%
Name of Beneficial Owner Certain Other Beneficial Owners	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	12,349,790 (15)	14.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	6,030,200 (16)	7.1%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	4,551,911 (17)	5.4%
* Less than 1%

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

(1) Includes 8,005 shares held in a limited liability company and 3,000 shares held in a SEP-IRA, as to which shares Mr. Arczynski has sole voting and investment power. Also includes 9,110 shares held jointly with his wife, as to which shares Mr. Arczynski may be deemed to share both voting and investment power. Also includes 35,853 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Arczynski has no voting or dispositive power. Also includes 5,561 shares that Mr. Arczynski has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(2) Includes 22,287 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Bradley has no voting or dispositive power. Also includes 8,503 shares that Ms. Bradley has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(3) Includes 10,000 shares held in an IRA, 26,000 shares held in a family limited liability company, and 8,200 shares held in a family sub-S corporation, as to which shares Mr. Culbreth has sole voting and investment power. Also includes 1,000 shares held jointly with Mr. Culbreth’s children and 10,328 shares held jointly with his wife, as to which shares Mr. Culbreth may be deemed to share both voting and investment power. Also includes 37,540 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Culbreth has no voting or dispositive power. Also includes 2,142 shares that Mr. Culbreth has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(4) Includes 6,875 shares held jointly with Mr. Fogal’s wife and 4,688 shares held by Mr. Fogal’s wife, as to which shares Mr. Fogal may be deemed to share both voting and investment power. Also includes 25,891 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Fogal has no voting or dispositive power. Also includes 8,138 shares that Mr. Fogal has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(5) Includes 24,910 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Ms. Goebel has no voting or dispositive power. Also includes 5,561 shares that Ms. Goebel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(6) Includes 51,416 shares held by Sherwood Partners Ltd, of which Mr. Hudson is the general partner and has sole voting and investment power with respect to such shares.  Also includes 18,104 shares held jointly with Mr. Hudson’s wife.  Also includes 32,538 shares held in the Company’s Retirement Savings Plan, and 133,300 shares that Mr. Hudson has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.  Also includes 21,867 shares held by Mr. Hudson’s wife as to which shares Mr. Hudson may be deemed to share both voting and investment power.  Includes 9,356 shares held in an IRA.
(7) Includes 5,166 shares held in IRA as to which Mr. Lipstein has sole voting and investment power. Also includes 17,694 shares held jointly with Mr. Lipstein’s wife, as to which shares Mr. Lipstein may be deemed to share both voting and investment power.
(8) Includes 17,383 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Monserrat has no voting or dispositive power and 3,573 shares that Mr. Monserrat has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(9) Includes 72 shares held jointly with Mr. Rossin’s wife, as to which shares Mr. Rossin may be deemed to share both voting and investment power. Also includes 25,225 shares held in the Bank’s Directors’ Deferred Compensation Plan for which receipt of such shares has been deferred, and as to which shares Mr. Rossin has no voting or dispositive power.
(10) Includes 1,308 shares held in the Company’s Retirement Savings Plan and 7,075 shares held in the Company’s Employee Stock Purchase Plan. Also includes 47,496 shares that Mr. Shaffer has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(11) Includes 40 shares held by Mr. Shearouse's wife.
(12) Includes 656 shares held in the Company’s Employee Stock Purchase Plan and 244 shares held in the Company's Executive Deferred Compensation Plan. Also includes 2,842 shares that Ms. Dexter has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(13) Includes 12,635 shares that Mr. Forlenza has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(14) Includes 27,466 shares that Ms. Kleffel has the right to acquire by exercising options that are exercisable within 60 days after the Record Date.
(15) According to a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on January 23, 2024 with the SEC, with respect to Seacoast common stock beneficially owned as of December 31, 2023, BlackRock, Inc. has sole voting power with respect to 12,186,719 shares of Seacoast common stock and sole dispositive power with respect to 12,349,790 shares of Seacoast common stock. The Schedule 13G/A provides that BlackRock is a parent holding company and that the shares of common stock listed on the Schedule 13G/A are owned by various subsidiaries of BlackRock. In addition, BlackRock reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock, and that one such person, iShares Core S&P Small-Cap ETF, is known to have more than 5% of Seacoast common stock.
(16) According to a Schedule 13G/A filed by The Vanguard Group on February 13, 2024 with the SEC, with respect to Seacoast common stock beneficially owned as of December 29, 2023, The Vanguard Group has shared sole dispositive power with respect to 5,879,070 shares of Seacoast common stock and 151,130 shares have shared dispositive voting power and 57,017 shares with shared voting power. The Schedule 13G/A provides that The Vanguard Group is an investment advisor and that the shares of common stock listed on the Schedule 13G/A are owned by various subsidiaries of The Vanguard Group, the parent holding company. In addition, The Vanguard Group reported that no one person is known to have more than 5% of Seacoast common stock.
(17) According to a Schedule 13G jointly filed by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP ("Wellington") on February 14, 2024 with the SEC, with respect to Seacoast common stock beneficially owned as of December 29, 2023, each shared voting power with respect to 3,436,175 shares of Seacoast common stock and shared dispositive power with respect to 4,4551,911 shares of Seacoast common stock. The Schedule 13G provides that each, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings, LLP, is a parent holding company and that the shares of common stock listed on the Schedule 13G is owned on behalf of various clients of one or more investment advisory subsidiaries directly or indirectly owned by Wellington Capital Group LLC and subject to the investment advice of one or more investment advisors of Wellington Investment Advisors Holdings LLP. In addition, Wellington reported that various persons have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, these shares of common stock, and no one person is known to have more than 5% of Seacoast common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and persons beneficially owning more than 10% of the Company’s common stock are required to furnish the Company with copies of all Section 16(a) reports they file. Based on the Company’s review of such reports and written representations from the reporting persons, the Company believes that, during and with respect to fiscal year 2023, all filing requirements applicable to its directors, executive officers and beneficial owners of more than 10% of its common stock were complied with in a timely manner.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Named Executive Officers
Named Executive Officers (“NEOs”) are appointed annually at the organizational meetings of the respective Boards of Directors of Seacoast and the Bank, to serve until the next annual meeting and until successors are chosen and qualified.

CHARLES M. SHAFFER Chairman and CEO	Age: 50	Tenure: 26 Years
SELECT PRIOR EXPERIENCE:
•CEO and Director of Seacoast and Bank since January 2021
•President of Seacoast since June 2020
•Held various executive roles of Seacoast and the Bank including Chief Financial Officer, Chief Operating Officer, Community Banking Executive, and Controller from 2005 to 2020
•Over 20 years of diverse experience from multiple roles including strategy, corporate finance, traditional sales, and alternative sales platforms

OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS:
•CPA licensed in Florida
•Board Member, United Way of Martin County
•Board Member, Florida Bankers Association
•Board Member, Armellini Express Lines
•MBA, University of Central Florida
•B.S., Florida State University
•B.A., Florida Atlantic University
•University of Pennsylvania Wharton School of Business Advanced Management Program

TRACEY L. DEXTER Executive Vice President Chief Financial Officer	Age: 50	Tenure: 7 Years
SELECT PRIOR EXPERIENCE:
•SVP and Controller at Seacoast from January 2017 to June 2020
•Senior Manager, Banking and Capital Markets Practice of PricewaterhouseCoopers
•Held various positions in audit and advisory roles
•Over 20 years of accounting and audit experience

OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS:
•CPA licensed in Florida
•Former Series-7 Registered Financial Advisor
•Board Member, Hibiscus Children’s Center
•B.S., Florida State University
•B.A., Florida Atlantic University

JOSPEH M. FORLENZA Executive Vice President Chief Risk Officer	Age: 62	Tenure: 7 Years
SELECT PRIOR EXPERIENCE:
•EVP and Chief Audit Executive of Seacoast and Bank from January 2017 to April 2019
•Managing Director and Chief Audit Executive of Treasury and Commercial Lending with GE Capital from 2015 to 2017
•Served numerous roles, including Chief Audit Executive for broker-dealer and Audit Director covering capital markets, banking and risk management functions for over 20 years at Citigroup
•Various audit and consulting in financial services positions with Coopers & Lybrand
•Over 35 years of financial services, risk management, treasury, valuation, and internal audit experience
OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS: •CPA licensed in New York •Member of the Risk Management Association •Board Member and Treasurer, The Falls Homeowner Association •B.S., Pace University
JULIETTE P. KLEFFEL Executive Vice President Chief Operating Officer	Age: 53	Tenure: 9 Years
SELECT PRIOR EXPERIENCE:
•EVP and Chief Banking Officer at Seacoast from July 2020 to December 2023
•Served in several roles, including EVP of Small Business Banking, Community Banking Executive and Central Orlando Market President at Seacoast from October 2014 to January 2020
•Held various positions managing Government Lending/SBA, Treasury Sales, Marketing, as well as Commercial Lending with BankFIRST from November 2000 to October 2014 until the merger into Seacoast
•Over 25 years of retail and business banking experience in the Orlando market

OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS:
•Executive Board Member, Edgewood Children’s Ranch
•Executive Board Member/Vice Chairman and Finance Committee member, Central Florida YMCA
•Lifetime Director, West Orange County Chamber of Commerce
•Former Executive Director, National Entrepreneur Center, The Gardens at DePugh Nursing Home and Garden Theatre
•Certified Lender Business Banker
•The Stonier Graduate School of Banking

AUSTEN D. CARROLL Executive Vice President Chief Lending Officer	Age: 46	Tenure: 3 Years
SELECT PRIOR EXPERIENCE:
•Chief Banking Officer with Ameris Bank from December 2018 to July 2020
•Served as Regional and Market Presidents with Ameris Bank between 2008 and 2018
•Held various positions managing credit and special assets with Darby Bank from 2004 to 2008
•Over 25 years of commercial and business banking experience in the Southeastern region of the U.S.
OTHER EDUCATION/AFFILIATIONS/CERTIFICATIONS: •Louisiana State University Graduate School of Banking •B.S., Valdosta State University

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

2023 Performance Considerations
Our strategic plan for 2023 continued to focus on shareholder value creation, and the CGC used average annual earnings per share (“EPS”) growth and average annual return on average tangible equity (“ROATE”) relative to peers as key indicators that management is on the right path to produce sustainable long-term value. EPS growth provides a direct link to value creation at the shareholder level, and ROATE provides a measure of risk-adjusted returns that illustrates the health of the Company. The CGC determined the amount of annual short-term and long-term incentives to award to our named executive officers (“NEOs”) for 2023 using a qualitative assessment of management’s performance in 2023 and 2022, respectively, taking into account both growth and returns with consideration given to our risk framework. The assessment process included scorecards that identified shared and individual goals for the year in the areas of operations, technology, risk, talent, and business transformation, with our average annual EPS growth and average annual ROATE serving as the primary considerations for long-term incentive awards granted in 2023. The number of long-term incentive awards granted in 2024 will be based on the scorecard assessment of performance in 2023.

Say on Pay Results

In 2023, our “Say on Pay” proposal received 98.2% support compared with 91.5% support in 2022, indicating plan design and governance are aligned with our shareholders. While our historical results indicate strong support for Seacoast’s NEO compensation, the CGC continues to review our executive compensation structure to increase its effectiveness and further align with shareholder interests in light of changing industry dynamics.
Our Executive Compensation Design Priorities and Prohibitions

Design Priorities (what we do)	Design Prohibitions (what we don’t do)
✓Manage our executive compensation programs to have a strong pay-for-performance orientation.
✓Link performance-based incentive awards to enterprise-wide and individual performance goals.
✓Grant our NEOs equity-based awards based on Company and individual performance.
✓Emphasize long-term stock-based awards in our executive compensation and total incentive strategies.
✓Set meaningful performance goals that align management with shareholder interests.
✓Require Tier 1 Capital compliance thresholds to be met in order for any portion of the PSUs to vest.
✓Ensure that incentives are sensitive to risk considerations.
✓Provide minimal executive perquisites.
✓Maintain executive stock ownership requirements, and require post-settlement holding periods or mandatory deferral of certain performance-based awards.
✓Provide reasonable executive post-employment and change-in-control protections.
✓Maintain a clawback policy for executive incentive-based compensation to ensure accountability and in accordance with NASDAQ listing requirements.
✓Engage with shareholders on their concerns or priorities for our director and executive compensation programs.

✗No repricing of stock options without shareholder approval.
✗No incentives that encourage improper risk taking.
✗No excise tax gross-ups upon a change in control.
✗No single trigger vesting acceleration on unvested equity in connection with a change-in-control.
✗No hedging, and limited pledging, of our common shares by our directors and executive officers.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

2023 NEO Pay
•Salary changes for our NEOs in 2023 were made largely to reflect additional work by the NEOs related to the Company's successful transition to a mid-size bank and the acquisition of Professional Holding Company, and its banking subsidiary, Professional Bank, Seacoast's first acquisition of a publicly traded company, as well as alignment of NEO base salaries with a new mid-size bank peer group. Mr. Shaffer’s base salary increased 31% and Mr. Forlenza’s base salary increased 32%. The salary increase for the remaining NEOs was 19%.
•In 2023, our NEOs received short-term incentives based on Company performance in 2022 for the achievement of pre-established individual goals and ongoing achievement of the Company’s strategic plan. Awards were paid in cash as disclosed in the 2023 proxy statement. Short-term incentives based on Company performance for 2023 and achievement of pre-established goals will be paid in 2024 in the form of time-based RSAs that vest over a three-year period.
•In 2023, our NEOs received awards of Performance Share Units (“PSUs”) that vest based on the level of achievement of goals relating to average annual growth in EPS and average annual ROATE over a three-year period relative to the performance of a selected peer group. PSUs for which performance goals are met will vest in 2026, subject to the grantee’s continued service.
•In 2023, our NEOs also received awards of time-based RSAs that vest over a three-year period.
•The number of PSUs and RSAs granted in 2023 was determined by the CGC based upon the scorecard assessment of 2022 performance. Any awards granted based upon 2023 scorecard performance will be granted in 2024.

Summary of Compensation Decisions in 2023
The CGC structures the compensation program for executive management with an emphasis on long-term performance-based compensation. For planning purposes, the CGC focuses on the sum of annual base salary, annual short-term incentives and the values it considers and approves for equity awards, which are granted in the subsequent year based on annual scorecard performance. We refer to this planning value as Total Direct Compensation or “TDC”. The CGC considered this TDC in its decision process when determining the value of the total incentive award value granted in 2023. The following chart illustrates the relative emphasis of each pay element in relation to TDC, as disclosed in our 2023 Summary Compensation Table (“SCT”).

2023 NEO Mix of Total Direct Compensation

In general, the CGC closely aligns the compensation of our executives with the creation of both short-term profitability and long-term value for our shareholders by structuring a substantial portion of TDC as “at risk” incentive pay. The CGC relies on this structure to ensure that annual short-term incentives are fully reflective of performance for the year in which they are earned, and long-term incentive awards are fully reflective of performance for the year in which their target award values are determined.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Base Salary
All of our NEOs receive a base salary that reflects the CGC’s assessment of the NEO’s skills and value to Seacoast. It is the CGC’s philosophy to keep salaries within a competitive market range and increase base salaries in response to increases in the size, scope or complexity of an executive’s job, in connection with a promotion or other forms of recognition that appropriately reflect value considerations, or to maintain the desired level of internal relative value. For 2023, salary changes were made largely to reflect additional work by the NEOs related to the Company's successful transition to a mid-size bank and the acquisition of Professional Holding Company, and its banking subsidiary, Professional Bank, Seacoast's first acquisition of a publicly traded company, as well as alignment of NEO base salaries with a new mid-size bank peer group. Mr. Shaffer’s base salary increased 31% and Mr. Forlenza’s base salary increased 32%. The salary increase for the remaining NEOs was 19%. The 2023 annualized base salary actions for our NEOs are summarized in the following table.

2023 Annualized Base Salary Actions

Named Executive Officer	2022	2023	% Change
Charles M. Shaffer	$720,000	$942,000	31%
Tracey L. Dexter	$400,000	$475,000	19%
Joseph M. Forlenza	$340,000	$450,000	32%
Juliette P. Kleffel *	$400,000	$475,000	19%
Austen D. Carroll	$400,000	$475,000	19%
* Excludes promotional base salary increase for Ms. Kleffel's promotion to COO on December 15, 2023.

Annual Short-Term Incentive Awards
Seacoast awarded annual short-term incentive ("STI") awards to its NEOs in 2024 in recognition of the Company’s annual performance and individual annual performance of each NEO in 2023. The awards were paid out in 2024 in the form of time-based RSAs vesting over three years. In prior years, these awards were paid in cash.
For 2023, Seacoast established an annual incentive structure that included both qualitative and quantitative components, providing an opportunity for NEOs to earn an annual cash or stock bonus based upon achievement of individual and Company performance goals. Individual payouts reflect the NEO’s performance against pre-established qualitative goals related to the implementation of the Company’s strategic plan objectives, while quantitative targets were established by the CGC specific to the Company’s performance in 2023 relative to peers for ROATE, EPS growth, pre-provision net revenue growth, and performance relative to target efficiency ratio. The Committee assigned an equal weight to each quantitative performance measure, and achievement levels for each quantitative measure ranged from 0% if below the third quartile of performance relative to the peer group to a maximum of 200% if in the top decile.
The overall STI award amounts were targeted at 100% of the target quantitative objectives, with a qualitative overlay adjustment of +/- 15% based on qualitative target performance achievement determined in the discretion of the CGC based on its qualitative assessment of overall performance, with input from the CEO.
Each NEO’s STI target award amount was determined by the Committee based on market pay and performance data from the compensation peer group and the McLagan Regional Bank and Pearl Meyer Mid-Size Bank surveys, as provided by the Company’s compensation consultant.
All STI awards are subject to clawback provisions that allow the Company to recoup incentive-based compensation paid to NEOs and other designated employees if the Company is required to restate its financial statements.
The following table sets forth the 2023 STI targets and achievement for each NEO:

Named Executive Officer	STI Target ($)	STI Amount Achieved * ($)	Achievement (%)
Charles M. Shaffer	$942,000	$838,380	89%
Tracey L. Dexter	$350,000	$311,500	89%
Joseph M. Forlenza	$275,000	$244,750	89%
Juliette P. Kleffel	$375,000	$333,750	89%
Austen D. Carroll	$375,000	$333,750	89%
* STI awards paid in 2024, reflective of 2023 performance, were paid out in the form of RSAs that vest over a three-year period, rather than in cash.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Equity Awards
Seacoast’s equity strategy aligns equity recipients with shareholder interests, supports our retention strategies, and elevates our visibility and appeal as an employer of choice for highly skilled talent. The following table summarizes the emphasis of our equity strategy for long-term growth.
Seacoast’s Equity Strategy

Annual Grant Cycle	Type of Equity	Performance Period / Payout Range / Vesting Period	Performance Objective(s)
2023 (Apr.)	PSUs	•75% of LTI Award performance-based •3-year Performance Period, with additional service required through the end of the year following the Performance Period •Payout as a % of Target (0-225%)	•Relative Average Annual EPS Growth (50%) •Relative Average Annual ROATE (50%) •Tier 1 Capital Compliance
	RSAs	•25% of LTI Award •3-year ratable vesting	•Pay-for-performance as part of LTIP in recognition of overall performance in the prior year

2023 Performance Stock Unit (“PSU”) Awards
2023 PSUs represent stock-settled incentive awards where payout can vary from 0% to 225% of the target number of shares granted. One-half of the PSUs will be earned based on Seacoast’s three-year (2023-2025) average annual growth in EPS (“EPS PSUs”) relative to the peer group described under “Compensation Peer Group”. The remaining one-half of the PSUs will be earned based on Seacoast’s three-year (2023-2025) average annual return on average tangible equity (“ROATE PSUs”) relative to the peer group. PSUs for which performance goals are met will vest on December 31, 2026, subject to the grantee’s continued service. The CGC selected EPS and ROATE given their importance in our strategic plan and significant influence on our stock price performance over sustained periods of time. In each case, the number of PSUs actually earned will be determined by our performance as compared to the peer group performance as approved by the CGC at the time of grant, subject to an absolute performance payout cap. PSU payouts will be capped at the target in the event that certain absolute EPS and ROATE hurdles are not met, irrespective of performance relative to the peer group. The PSUs also include a risk-based condition (meet or exceed minimum requirements for Tier 1 Regulatory Capital) that must be met in order for any portion of the awards to vest. Cash dividend or dividend equivalents on PSUs awarded to management are accrued from the grant date and paid only if and when the underlying units become vested and payable.

Time-Based Restricted Stock Awards (“RSA”)
Our pay-for-performance stock incentive strategy is balanced with the use of time-based RSAs to enhance holding power, retention and recruitment, while further aligning the interests of the executives and shareholders. The RSAs granted in 2023 were issued in recognition of 2022 performance, and vest ratably over a three-year period. Dividends may be payable subject to additional restrictions as determined by the CGC and reflected in the award agreement, or when the underlying shares are vested.

Overview of Executive Compensation

Role of the CGC
The CGC is responsible for establishing our compensation philosophy and for overseeing our executive compensation policies and programs generally. As part of this responsibility, the CGC:
•regularly interacts with our executives in order to make informed decisions on performance, potential, developmental needs and their value to Seacoast;
•approves our executive compensation programs, including construction of our peer group, issuance of equity awards, and certification of results;
•evaluates the performance of the CEO and determines the CEO’s compensation;
•reviews the performance of other members of executive management and their compensation adjustments proposed by the CEO; and
•assesses our incentive strategies from a risk perspective, ensuring that earnings opportunities strike the right balance between risk and reward and that our executives are not motivated to take excessive risks.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Role and Independence of the Compensation Consultant
The CGC is comprised solely of independent directors and met seven times in 2023. The CGC engaged Alvarez and Marsal, LLC (“A&M”) as its independent compensation consultant to advise the CGC in 2023. A&M periodically attended CGC meetings, including executive sessions, and provided information and advice independent of management and, at the direction of the CGC Chair, assisted management with various activities that support Seacoast’s executive compensation program. The CGC evaluated these considerations pursuant to SEC and NASDAQ rules and concluded that the engagement of A&M, and the services it provided did not raise any conflict of interest.

Compensation Peer Group
The CGC relies on market pay data and related research to inform its decision on the construction and expected outcomes of our director and executive compensation programs. In considering peer group construction, the CGC recognizes that Seacoast competes for executive talent against a wide variety of financial services organizations that rely on or want to acquire the skill sets that our executives offer. As a result, the CGC relies substantially on information developed from a size-appropriate, high-performing core bank industry compensation peer group in its decision process. In terms of assessing the effect of the CGC’s decisions on how we position pay vis-à-vis market, we rely exclusively on pay and performance data developed using our core bank industry compensation peer group or, as needed, from the McLagan Regional Bank and Pearl Meyer Mid-Size Bank surveys. The CGC does not identify a specific target level or percentile of base salary, incentive cash, or stock-based awards for our NEOs. Instead, pay outcomes, which include the target value of stock awards to be earned for future performance, initially are determined by internal performance and talent considerations. The CGC then compares contemplated NEO pay actions against market pay levels for reasonableness with the market assessments serving as key points of reference and validation in the CGC’s process.
For 2023, the CGC evaluated and selected a new peer group for determining relative performance. To better align with the Company's growth and transition to a mid-size bank, the peer group was selected from comparable publicly-traded banks with asset sizes between $13-$50 billion. In comparison, Seacoast's asset size was approximately $15 billion as of December 31, 2023. This determination reflects the CGC’s desire to incorporate an important relative performance dimension that is critical to our efforts to continue to grow the value of Seacoast. The CGC sees this approach as appropriate given its expectations for performance and growth.
The CGC reviews the peer group annually to ensure continued appropriateness, and makes changes when it believes warranted. Our 2023 Peer Group was comprised of:

2022 PEER GROUP

2023 PEER GROUP
Ameris Bancorp (ABCB)	First Busey Corp (BUSE)	ServisFirst Bankshares, Inc. (SFBS)
Atlantic Union Bankshares (AUB)	First Interstate BancSystem, Inc. (FIBK)	Simmons First National (SFNC)
BancFirst Corp. (BANF)	Home Bancshares, Inc. (HOMB)	TowneBank (TOWN)
CVB Financial Corp. (CVBF)	Independent Bank Corp. (INDB)	Trustmark Corporation (TRMK)
Enterprise Financial Services (EFSC)	Independent Bank Group, Inc. (IBTX)	United Community Banks, Inc. (UCBI)
First Bancorp (FBNC)	Pacific Premier Bancorp, Inc. (PPBI)	WesBanco, Inc. (WSBC)
First Financial Bankshares, Inc. (FFIN)	Renasant Corp. (RNST)	WSFS Financial Corporation (WSFS)

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Executive Compensation Framework Highlights

STRUCTURE	REASONING
COMPENSATION PEER GROUP:
A comparator group of banks and other financial institutions of similar size, business model and financial performance	Our business model requires us to compete with these companies for executive talent in order to achieve our business objectives related to growth, innovation and profitability
COMPENSATION PHILOSOPHY:
•No specific target level or percentile of pay relative to comparable positions
•Pay decisions reflect the performance of the Company and each executive in relation to prior year pay and performance, planning considerations, and relationship to market pay levels and practices of the peer group
•Actual pay relative to the market data will vary based on performance in terms of the calibration of total incentive awards and amounts ultimately earned from our LTIP

•Improve pay for performance linkage
•Align pay with overall value of each individual to Seacoast
•Ensure reasonableness of pay relative to industry peers and market data
•Ensure a significant portion of pay is “at-risk”, consistent with philosophy and comparator group practices
•To understand potential payments assuming various Company performance outcomes and understand how potential performance extremes are reflected in pay, which is a component of our compensation risk assessment

EQUITY:
•Mix of time-based and performance-based structure with a long-term emphasis weighted more heavily toward PSUs (75%)
•Meaningful stock-based award opportunities "right-sized" for company and individual performance considerations and needs
•A substantial portion of TDC for our NEOs delivered as performance-based pay
•Annual award cycles
•3-year PSU performance period aligning program design with typical industry practices. A mandatory 12-month post-performance period vesting requirement on the settlement of any shares earned ensures sensitivity to risk considerations and additional holding power

•PSUs allow for upside in underlying shares, providing direct linkage between potential award payouts and management's success at driving earnings growth and improving returns without inappropriate risk taking
•RSAs provide a key retentive component to our overall compensation package
•Provide more compensation contingent upon achievement of performance goals or our stock’s performance
•Aligns more closely with shareholder interests
•Continuously recalibrate performance expectations and promote consistent improvement
•Enhance long-term performance accountability
•Provide executives with an economic incentive to deliver sustainable results within a risk appropriate framework

PERFORMANCE SCORECARDS:
•Performance scorecards serve as the basis for the target value of equity awards granted in the subsequent year
•Performance scorecards are also used to consider the annual cash bonus for the performance year

•Establish clear expectations for individual goals as well as link with enterprise-wide growth, return and risk management objectives
•To understand important context that may impact the evaluation of each executive such as experience, skills and scope of responsibilities, individual performance and succession planning

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

2023 EXECUTIVE COMPENSATION ACTIONS
The CGC and our CEO rely on quantitative and qualitative assessments of the performance of our NEOs, and other members of the senior management team given our accelerated growth, the rapid evolution of business, and the changing demands on our executives. The assessment process utilizes scorecards that are approved at the start of each year, establishing performance guidelines against which results are compared at the end of the year. Performance ratings are then developed for each NEO, which are used to inform the CGC’s decision regarding pay actions. The CGC believes that qualitative assessments of NEO performance for the purpose of compensation, development and advancement continue to serve the best interests of our shareholders.
Our CEO works closely with the CGC in establishing executive compensation and overall bonus and incentive payments each year. The CEO evaluates the performance of each NEO and other senior executives, and, based on these performance evaluations, market compensation surveys, and other data, he will then make qualitative assessments and recommendations to the CGC. The CEO also presents incentive compensation payment recommendations for the CGC’s consideration. The CGC evaluates and makes a qualitative assessment of the CEO’s performance and determines his compensation without the CEO present.
The number of PSUs and RSAs granted in 2023 was determined based on 2022 performance scorecard evaluations. Equity awards relating to 2023 performance scorecard evaluations will be granted in 2024. Short-term incentives for 2023 were based on 2023 performance scorecard evaluations and will be paid in 2024.

2023 Pay Outcomes

	Charles M. Shaffer Chairman & CEO	Tracey L. Dexter EVP & CFO	Joseph M. Forlenza EVP & CRO	Juliette P. Kleffel EVP & COO (1)	Austen D. Carroll EVP & CLO
Base Salary	$942,000	$475,000	$450,000	$475,000	$475,000
Short-Term Incentive (2)	$838,380	$311,500	$244,750	$333,750	$333,750
RSA (3)	$300,000	$106,250	$106,250	$125,000	$125,000
PSU (3)	$900,000	$318,750	$318,750	$375,000	$375,000
(1) Chief Banking Officer until December 15, 2023. Excludes promotional increase for Ms. Kleffel's promotion to COO on December 15, 2023.
(2) Short-term incentive award paid in 2024, reflective of 2023 performance, was paid in the form of restricted stock vesting over a three year period, rather than cash. This value will be used as an input in our CIC severance calculations in lieu of cash bonus.
(3) Grant date value.

Key Influences in Compensation Decisions

Performance Metrics
The components of our executive compensation program are intended to align with long-term shareholder value creation. Key performance considerations include the use of relative rather than absolute measures for performance metrics and an overall LTIP mix of 25% time-based RSAs and 75% performance-based PSUs split evenly between EPS and ROATE. One-half of the performance-based stock units granted in 2023 (the “EPS Growth Units”) are eligible to vest based on the Company’s Average Annual EPS Growth for the three-year performance period, relative to the average ratio of the peer group, and one-half of the performance-based stock units granted in 2023 (the “ROATE Units”) are eligible to vest based on the Company’s Average Annual ROATE for the same performance period, relative to the average ratio of the peer group. PSUs for which performance goals are met will vest one year following the performance period, subject to the grantee’s continued service.
Senior executives are also eligible to receive an annual cash bonus as a component of the executive compensation program based on individual goals and performance measurements. Overall, annual short-term incentive awards are calculated based on pre-established target goals, including Company performance in 2023 relative to peers for ROATE, EPS growth, pre-provision net revenue growth, and performance relative to target efficiency ratio, with payouts made in 2024 and determined by the CGC’s qualitative assessment of overall performance.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

For 2023, senior executives were assessed on the following performance:

Component	What it Measures	Why it is Used
Long-Term Incentive
Average Annual EPS Growth	Earnings per share (EPS) is the portion of the Company’s profit allocated to each share of common stock.	A broadly used indicator of profitability, useful for tracking performance over time or in comparison to benchmarks.
Average Annual ROATE	Net income as a percentage of average shareholders’ equity, excluding intangible assets.	A broadly used indicator of effective utilization of capital, useful for tracking performance over time or in comparison to benchmarks.
Short-Term Incentive
Core ROATE Normalized	Net income as a percentage of average shareholders’ equity, excluding intangible assets.	Indicator of effective utilization of capital and performance or in comparison to benchmarks for normalized peer average over the fiscal year.
Core EPS Growth	EPS is the portion of the Company’s profit allocated to each share of common stock.	Indicator of profitability and performance over time or in comparison to benchmarks over the fiscal year.
Pre-provision Net Revenue Growth	Sum of net interest income and non-interest income less expenses before adjusting for loss provisions.	Indicator of profitability and performance over time, or in comparison to benchmarks over the fiscal year, before the impact of credit provision and credit losses.
Efficiency Ratio	Ratio of non-interest operating expenses and income after adjusting for loss provisions.	Indicator of the Company’s effectiveness of cost-efficiency and utilization of its resources to generate profitability.
Individual Contributions

The CGC also considers roles and responsibilities of the CEO and each NEO and links most of the pay for senior executives to long-term business strategies and key priorities. Considerations for 2023 awards included the following items:

Charles M. Shaffer, Chairman and Chief Executive Officer
•Ongoing leadership and contributions to our business strategy and corporate development efforts, including the successful acquisition and integration of Professional Bank and integration of Drummond Community Bank
•Driving talent enhancement and growth across Seacoast’s commercial banking franchise
•Maintaining strong associate engagement and enterprise-wide alignment with Company culture
•Delivering significant growth in Seacoast's wealth management division
•Consistency in delivering shareholder value

Tracey L. Dexter, Executive Vice President, Chief Financial Officer
•Contributions to enterprise-wide business strategy efforts and efficiency initiatives
•Building strong relations with shareholders by establishing sound reputation of financial transparency
•Monitoring of financial planning and analysis and deposits strategy
•Key role in investment decision-making and prioritizing the support for key projects and teams, including M&A
•Successfully integrating bank acquisitions in 2023

Joseph M. Forlenza, Executive Vice President, Chief Risk Officer
•Continued contributions to the Company’s enterprise-wide risk management process
•Improvements in governance, risk, and compliance oversight and reporting
•Key role in rigorous due diligence of M&A opportunities
•Additional enhancements to the BSA Program, CRA Program and Third-Party Risk Management Program
•Integration and management of internal legal counsel team
•Maintained regulatory relationships and exam management
•Successful execution of tactics addressing identified risk factors in the transition to a mid-size bank

Juliette P. Kleffel, Executive Vice President, Chief Operating Officer *
•Substantial year-over-year productivity gains in organizational units
•Contributions to the enhancement of a competitive digital experience
•Achievement of record growth in our wealth management division
•Execution of SBA Program strategy initiatives and top talent acquisition
•Key driver of Seacoast’s balanced growth strategy to enhance client satisfaction in multiple areas across the enterprise
•Successful execution of responsibilities across the organization including residential, marine, wealth management and the Customer Service Center

Austen D. Carroll, Executive Vice President, Chief Lending Officer
•Successfully integrated Nature Coast Insurance and execution of business strategy
•Contributions to the hiring of key leadership roles to build out the middle market segment in commercial banking
•Expansion of key teams in Ocala, Gainesville, Fort Lauderdale and Sarasota
•Key driver of Seacoast’s balanced growth strategy
•Successful collaboration with internal partners to ensure adequate support and speed to market
•Continued enhancements to commercial treasury management products and talent

* Chief Banking Officer until December 15, 2023.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Other Elements of the 2023 Compensation Program for Executive Officers
Change in Control Severance Benefits
We provide change in control severance benefits to the NEOs to encourage them to consider the best interests of shareholders by stabilizing any concerns about their own personal financial well-being in the face of a potential change in control of the Company. These agreements are described under “Employment and Change in Control Agreements”, and detailed information is provided under “2023 Other Potential Post-Employment Payments.”

Retirement and Employee Welfare Benefits
We sponsor a retirement savings plan for employees of the Company and its affiliates (the “Retirement Savings Plan”) and a nonqualified deferred compensation plan for certain executive officers (the “Executive Deferred Compensation Plan”). We offer these plans to provide employees with tax-advantaged savings vehicles and to encourage them to save money for their retirement. The Executive Deferred Compensation Plan is described under “Executive Compensation–Nonqualified Deferred Compensation.”
In addition to our retirement programs, we provide employees with welfare benefits, including hospitalization, major medical, disability and group life insurance plans and paid vacation. We also maintain a Section 125 cafeteria plan that allows our employees to set aside pre-tax dollars to pay for certain benefits. All of the full-time employees of the Company and the Bank, including the NEOs, are eligible to participate in the Retirement Savings Plan and our welfare plans, subject to the terms of those plans.
The Bank provides supplemental disability insurance to certain members of executive management, including the NEOs, in excess of the maximum benefit of $15,000 per month provided under the group plan for all employees. The supplemental insurance provides a benefit up to 70% of the executive’s monthly pre-disability income based on the executive’s base salary and annual incentive compensation not to exceed $17,500. Coverage can be converted and maintained by the individual participant after employment ends. The benefit may be reduced by income from other sources, and a partial benefit is paid if a disabled participant is able to work on a part-time basis. In 2023, the Company paid an aggregate of $6,427 for supplemental disability insurance for the NEOs.
The retirement and employee welfare benefits paid by the Company for the NEOs that are required to be disclosed in this proxy statement are included in the “Summary Compensation Table,” the “Components of All Other Compensation,” and the “Nonqualified Deferred Compensation Table,” and are described in the footnotes thereto.

Supplemental Executive Retirement Plan Agreement
On December 10, 2021, the Company and the Bank entered into a Supplemental Executive Retirement Plan Agreement (the “SERP”) with Mr. Shaffer. The SERP is intended to provide retirement benefits to Mr. Shaffer. None of the other NEOs participate in the SERP. For additional information regarding the SERP, see the “Pension Benefits Table” and the narrative accompanying that table.

Executive Perquisites
We do not consider perquisites to be a significant element of our compensation program. However, we believe they are important and effective for attracting and retaining certain executive talent. We do not provide tax reimbursements, or “gross-ups,” on perquisites. For additional details regarding the executive perquisites, see the “Summary Compensation Table” and the “Components of All Other Compensation.”

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Clawback Policy
We have adopted a Compensation Recoupment Policy to recover incentive compensation from any executive officer or former executive officer when:
•the incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of an accounting restatement, regardless of whether the executive engaged in misconduct or otherwise contributed to the requirement for the restatement; and
•a lower payment or award would have been made to the executive officer based upon the restated financial results.
The policy is available on our website at www.SeacoastBanking.com and is compliant with new SEC and Nasdaq requirements.
Hedging and Pledging Policy
The Company has adopted a hedging and pledging policy. The policy prohibits our employees, including our executive officers and directors, from purchasing any financial instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of our stock, including, without limitation, exchange funds, prepaid variable forward contracts, equity swaps, puts, calls, collars, forwards or short sales.
In addition, directors and executive officers are required to obtain advance approval of any pledging of Company shares as collateral for loans, including holding Company shares in margin accounts. The policy also limits pledging to reasonable purposes (as defined in the policy) and limits the value of the securities pledged in connection with a loan or other indebtedness to $250,000.
Stock Ownership Guidelines
The Board has established stock ownership guidelines for its officers and directors, as described below:

Individual/Group	Stock Ownership Target	Holding Requirement
		Before Ownership Target Met	After Ownership Target Met
Chief Executive Officer	5 times annual base salary	75% of net shares until target number of shares is met	50% of net shares held for one year after vesting/ exercise
Other Senior Executive Officers	3 times annual base salary
Non-Employee Directors	3 times annual retainer

Our executive compensation program is designed to allow a participant to earn targeted ownership over a reasonable period, usually within four years, provided individual and Company targets are achieved and provided the participant fully participates in the program. For purposes of these guidelines, “net shares” means shares of stock in excess of those sold or withheld to satisfy the minimum tax liability upon vesting or conversion. All of our NEOs and non-employee directors have met or are on track to meet their stock ownership target.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Strategies to Ensure that Incentive Compensation is Sensitive to Risk Considerations
The CGC and our Chief Risk Officer share the view that our incentive strategies strike the right balance between risk and reward, motivating and retaining our executives in ways that align with shareholder interests but do not motivate inappropriate or excessive risk taking. The evolution of our incentive strategies reflects our commitment to listen to our shareholders and continuously refine our programs to align with our governance and risk management efforts given the growth of Seacoast and changes within the industry and what is deemed as best practice.

Strategy	Compensation Design
Compensation is tied to equity and Company performance	•Time-based RSAs vesting period is three years •Performance period for PSU awards is three years, with an additional time-based vesting year following the performance period
Seacoast performance at levels that equal or exceed the industry
•Annual short-term incentive compensation that incorporates a quantitative component based on relative performance for ROATE, EPS growth and pre-provision net revenue growth
•PSU metrics based on three-year average annual growth in EPS and average ROATE compared to peers, which the CGC views as key indicators of our performance

Governance Considerations
•PSU performance period allows for direct and relevant pay and performance comparisons with industry competitors and alternative investments that share our risk profile
•PSU program includes two types of goals; PSUs will be earned for growth in average annual EPS, and PSUs will be earned for average annual ROATE, each compared to peer ratios
•PSU payouts are capped at target in the event that certain absolute Company performance levels in EPS and ROATE are not met
•No PSU payouts will be made in the event that Tier 1 Capital requirements are not maintained

Risk Considerations
•PSUs for which performance goals are met will vest one year after the end of the performance period, subject to the grantee’s continued service
•In addition, we implemented a mandatory holding requirement on RSA and PSU awards so the grantee must hold at least 50% of the net shares received upon vesting for an additional 12 months
•Maintained service and risk-based vesting requirements on all new performance-contingent and performance-based equity awards
•Maintained “clawback” provisions for certain incentive-based compensation to ensure accountability

Risk Analysis of Incentive Compensation Plans
The CGC reviews the sensitivity of our performance and incentives to risk considerations for our executives throughout the year. It also periodically reviews our cash and equity incentive strategies for other key contributors. In 2023, the CGC with the assistance of our Chief Human Resources Officer completed a review of our incentive strategies for our incentive eligible non-executive employees. The CGC concluded that our incentive compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy, will not motivate people to take excessive or imprudent risks, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation and Governance Committee recommended to the board of directors, and the board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement.
This report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference by any general statement incorporating by reference this 2024 Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

Compensation and Governance Committee:
                                    H. Gilbert Culbreth, Jr.
                                    Maryann Goebel, Chair
                                    Alvaro J. Monserrat

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

EXECUTIVE COMPENSATION TABLES

2023 SUMMARY COMPENSATION TABLE
The table below sets forth the elements that comprise total compensation for the NEOs of the Company for the periods indicated.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation ($) (4)	Total ($)
Charles M. Shaffer Chairman and Chief Executive Officer	2023 2022 2021	886,500 690,000 600,000	0 1,152,000 640,000	1,200,002 719,972 1,449,990	-- -- --	838,380 (5) -- --	134,149 207,504 33,757	32,741 55,100 47,694	3,091,772 2,824,576 2,771,441
Tracey L. Dexter EVP, Chief Financial Officer	2023 2022 2021	456,250 393,750 363,750	0 480,000 350,000	424,985 399,992 249,979	-- -- --	311,500 (5) -- --	-- -- --	15,069 20,953 17,676	1,207,804 1,294,695 981,405
Joseph M. Forlenza EVP, Chief Risk Officer	2023 2022 2021	422,500 337,500 328,750	0 296,000 220,000	424,985 249,996 224,963	-- -- --	244,750 (5) -- --	-- -- --	14,855 14,842 14,436	1,107,090 898,338 788,149
Juliette P. Kleffel EVP, Chief Operating Officer	2023 2022 2021	459,375 396,000 381,750	0 480,000 260,000	499,987 299,994 274,959	-- -- --	333,750 (5) -- --	-- -- --	24,990 30,410 31,787	1,318,102 1,206,404 948,496
Austen D. Carroll EVP, Chief Lending Officer	2023 2022 --	456,250 391,250 --	0 480,000 --	499,987 499,990 --	-- -- --	333,750 (5) -- --	-- -- --	24,146 32,735 --	1,314,133 1,403,975 --
(1)    Amount of salary actually received in any year may differ from the annual base salary amount due to the timing of changes in base salary, which typically occur in April or following a mid-year promotion. A portion of executive’s base salary included in this number may have been deferred into the Company’s Executive Deferred Compensation Plan (“EDCP”), the amounts of which are disclosed in the Nonqualified Deferred Compensation Table for the applicable year. Executive officers who are also directors do not receive any additional compensation for services provided as a director.
(2)    Represents the aggregate grant date fair value as of the respective grant date for each award calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note 1 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023. Generally, the aggregate grant date fair value is the amount that the company expects to expense for accounting purposes and does not correspond to the actual value that the named executives will realize from the award. For additional information regarding such grants, see “Compensation Discussion and Analysis – Summary of Compensation Decisions in 2023 – Equity Awards.” See also “2023 Grants of Plan-Based Awards”.
In 2023, each of our NEOs received PSUs and RSAs. With respect to the PSU awards, the grant date fair value included in the table assumes that target performance is achieved. The grant date value for the PSUs, assuming the highest level of performance will be achieved, was:

Name	Grant Date Value Assuming Target Performance	Grant Date Value Assuming Maximum Performance
Charles M. Shaffer	$ 899,996	$ 2,024,991
Tracey L. Dexter	318,745	717,176
Joseph M. Forlenza	318,745	717,176
Juliette P. Kleffel	374,984	843,715
Austen D. Carroll	374,984	843,715
(3) Represents the change in actuarial present value of Mr. Shaffer’s accumulated benefit under his Supplemental Executive Retirement Benefit Agreement from the measurement date used for financial reporting purposes with respect to our audited financial statements for the prior completed fiscal year to the measurement date used for financial statement reporting purposes with respect to our audited financial statements for the covered fiscal year.
(4) Additional information regarding other compensation is provided in “2023 Components of All Other Compensation”.
(5) Short-term incentive awards were paid out in the form of RSAs that vest over three years. These awards were granted on April 1, 2024, and the values provided in the table above represent the grant-date value of such awards, calculated in accordance with FASB ASC Topic 718.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

2023 COMPONENTS OF ALL OTHER COMPENSATION

Name	Company Paid Contributions to Retirement Savings Plan	Company Paid Contributions to Supplemental LTD Insurance	Car Allowance	Dividends Paid (1)	Total
Charles M. Shaffer	$13,200	$2,128	$9,000	$8,414	$32,741
Tracey L. Dexter	$13,200	$1,095	--	$774	$15,069
Joseph M. Forlenza	$13,200	$1,014	--	$641	$14,855
Juliette P. Kleffel	$13,200	$1,095	$9,000	$1,695	$24,990
Austen D. Carroll	$13,200	$1,095	$7,800	$2,051	$24,146
(1)    Includes dividends paid on vested equity awards, including RSAs and PSUs in 2023, in accordance with award agreements. All other dividends accumulated on unvested awards will be paid upon vesting. The value of dividends was not factored into the grant date value of these equity awards.

2023 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information concerning plan-based awards granted during 2023 to the NEOs.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles M. Shaffer			471,000	942,000	1,884,000
	4/1/2023	3/28/2023				9,522	38,087	85,696		--	--	899,996
	4/1/2023	3/28/2023							12,696	--	--	300,006
Tracey L. Dexter			175,000	350,000	700,000
	4/1/2023	3/28/2023				3,372	13,489	30,350		--	--	318,745
	4/1/2023	3/28/2023							4,496	--	--	106,240
Joseph M. Forlenza			137,500	275,000	550,000
	4/1/2023	3/28/2023				3,372	13,489	30,350		--	--	318,745
	4/1/2023	3/28/2023							4,496	--	--	106,240
Juliette P. Kleffel			187,500	375,000	750,000
	4/1/2023	3/28/2023				3,967	15,869	35,705		--	--	374,984
	4/1/2023	3/28/2023							5,290	--	--	125,003
Austen D. Carroll			187,500	375,000	750,000
	4/1/2023	3/28/2023				3,967	15,869	35,705		--	--	374,984
	4/1/2023	3/28/2023							5,290	--	--	125,003
(1) Represents the range of awards that could potentially have been earned during 2023 under our STI program, without any qualitative adjustments by the CGC. The "Threshold" column represents the minimum amount payable when threshold performance is met. The amounts actually earned are included under the column "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table" for 2023.
(2) Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The grant date fair value assumes that target performance is achieved. The assumptions made in valuing stock awards reported in this column are discussed in Note 1 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Outstanding Equity Awards at Fiscal Year End 2023
The following table sets forth certain information concerning outstanding equity awards held by the NEOs on December 31, 2023.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested (3) ($)
C. Shaffer	28,544	--	28.69	04/01/2027
	18,952	--	31.15	04/01/2028
					9,310(4)	264,963	12,322(7)	350,684
					3,512(5)	99,952	15,725(8)	447,534
					12,696(6)	361,328	38,087(9)	1,083,956
T. Dexter	2,842	--	31.15	04/01/2028
					582(4)	16,564	5,134(7)	146,114
					1,952(5)	55,554	8,736(8)	248,627
					4,496(6)	127,956	13,489(9)	383,897
J. Forlenza	12,635	--	31.15	04/01/2028
					524(4)	14,913	4,620(7)	131,485
					1,220(5)	34,721	5,460(8)	155,392
					4,496(6)	127,956	13,489(9)	383,897
J. Kleffel	14,831	--	28.69	04/01/2027
	12,635	--	31.15	04/01/2028
					640(4)	18,214	5,647(7)	160,714
					1,464(5)	41,665	6,552(8)	186,470
					5,290(6)	150,553	15,869(9)	451.632
A. Carroll	--	--	--	--	582(4)	16,564	5,134(7)	146,114
					2,439(5)	69,414	10,920(8)	310,783
					5,290(6)	150,553	15,869(9)	451,632

(1)    Represents option to purchase fully vested common stock, as long as named executive officer remains employed by the Company.
(2)    During the vesting period, the named executive officer has full voting and dividend rights with respect to the restricted stock, but does not have dividend rights with respect to the PSUs until vested.
(3)    For the purposes of this table, the market value is determined using the closing price of the Company’s common stock on December 31, 2023 ($28.46).
(4)    Represents time-vested RSAs granted on April 1, 2021, of which the remaining shares will, as long as named executive officer remains employed by the Company, vest on April 1, 2024.
(5)    Represents time-vested RSAs granted on April 1, 2022, of which one-third of the shares vested on April 1, 2023, one-third will vest on April 1, 2024, and the remaining shares will, as long as named executive officer remains employed by the Company, vest April 1, 2025.
(6) Represents time-vested RSAs granted on April 1, 2023, of which one-third of the shares will vest, as long as named executive officer remains employed by the Company, each on April 1, 2024, April 1, 2025 and April 1, 2026.
(7)    Represents PSUs granted on April 1, 2021, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2023 and additional service through December 31, 2024.
(8)    Represents PSUs granted on April 1, 2022, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2024 and additional service through December 31, 2025.
(9)    Represents PSUs granted on April 1, 2023, representing the named executive officer’s right to earn, on a one-for-one basis, shares of common stock, subject to performance requirements over a period ending December 31, 2025 and additional service through December 31, 2026.

The awards are more fully described under “Compensation Discussion and Analysis - Equity Awards–2023 Performance Share Unit (“PSU”) Awards”.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

2023 Option Exercises and Stock Vested
The following table reports the exercise of stock options, and the vesting of stock awards or similar instruments during 2023, for the NEOs and the value of the gains realized on vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles M. Shaffer	48,655	444,126	25,644	671,095
Tracey L. Dexter	--	--	7,161	193,701
Joseph M. Forlenza	--	--	11,254	309,903
Juliette P. Kleffel	8,500	96,038	8,019	190,050
Austen D. Carroll	--	--	6,171	139,205

Supplemental Executive Retirement Plan (“SERP”)
The Company sponsors a SERP that is an unfunded nonqualified deferred compensation arrangement maintained primarily to provide supplemental retirement benefits for the CEO, who is a member of executive management and a highly compensated employee of the Company. Additional information regarding Mr. Shaffer’s SERP Agreement is provided in the “Employment and Change in Control Agreements” section.
On December 10, 2021, the Company and the Bank entered into a SERP Agreement with Mr. Shaffer. Pursuant to the SERP, upon Mr. Shaffer’s termination of service after attaining normal retirement age (age 67), he will receive an annual benefit in the amount of $350,000 payable in equal monthly installments and continuing for 20 years.
In the event of disability prior to normal retirement age, Mr. Shaffer will receive an amount equal to the SERP liability accrued by the under GAAP (the “Accrued Benefit”), calculated by applying a discount rate equal to the Moody’s “A” rated corporate bond rate (the “Discount Rate”), payable over 20 years following the normal retirement age. In the event of death or a change in control, Mr. Shaffer or his beneficiary will receive a lump sum benefit equal to the present value of the normal retirement benefit, discounted back from the normal retirement age to the date of death or the date of the change in control.
If Mr. Shaffer is terminated without cause prior to the normal retirement date, he will receive the Accrued Benefit, determined as of the end of the year preceding the date of separation, and interest will be credited on the Accrued Benefit until the final payment is made at a rate equal to the Discount Rate in effect at the time of the separation. This early involuntary termination benefit would be paid over 20 years following the normal retirement age. If Mr. Shaffer’s early termination is voluntary, the Accrued Benefit will not be credited with interest and will be reduced by a vesting percentage if such voluntary termination occurs prior to December 31, 2030. The vesting percentage is 10% for voluntary separations per year through December 31, 2030. This early voluntary termination benefit would be paid over 20 years following the normal retirement age.
In the event that Mr. Shaffer breaches any non-competition, non-hire, non-solicitation, non-disparagement or confidentiality obligations he has to the company or any of its affiliates pursuant to his Employment Agreement, he will immediately forfeit any non-distributed SERP benefits. In addition, Mr. Shaffer will not be entitled to any SERP benefits if his service is terminated for cause (as defined in the SERP) or if an insurance company which issued a life insurance policy owned by the Company or the Bank and covering Mr. Shaffer, denies coverage for material misstatements of fact made by him on an application for life insurance.

2023 Pension Benefits
The following table provides information regarding retirement benefits at December 31, 2023.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Charles M. Shaffer	SERP Agreement	3	358,662	--
Tracey L. Dexter	--	--	--	--
Joseph M. Forlenza	--	--	--	--
Juliette P. Kleffel	--	--	--	--
Austen D. Carroll	--	--	--	--
(1)    The number of years credited service began on the date of the SERP Agreement dated December 10, 2021.
(2)    The present value of accumulated benefit represents the current liability included in the Company’s accounting records for Mr. Shaffer under his SERP Agreement. The Company accounts for the SERP in accordance with ASC-710-10 Accounting for Post-Retirement Benefits Other Than Pensions. The present value was calculated using a discount rate of 5.55% and assuming Mr. Shaffer will be paid the normal retirement benefit for twenty years in equal monthly installments beginning the month following normal retirement age.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Executive Deferred Compensation Plan

The Bank’s Executive Deferred Compensation Plan (“EDCP”) is designed to permit a select group of management and highly compensated employees, including the NEOs, to elect to defer a portion of their compensation. Amounts deferred prior to January 1, 2022 will be distributed following the participant's separation from service. For amounts deferred after January 1, 2022, participants can elect to receive distributions of their deferred amounts upon a separation from service, a specified date, death, disability, or a change in control.
A participant’s elective deferrals to the EDCP are immediately vested.
Each participant directs how his or her account in the EDCP is presumably invested among the available investment vehicle options. The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. The plan committee may appoint other persons or entities to assist it in its functions. No earnings or dividends paid under the EDCP are above-market or preferential.
All amounts paid under the plan are paid in cash from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his plan account that is greater than that of an unsecured creditor.
Upon a participant’s separation from service with the Company, he or she will receive the balance of his or her account in cash in one of the following three forms specified by the participant at the time of initial deferral election, or a subsequent permitted amendment:
•a lump sum;
•monthly, quarterly or annual installments over a period not to exceed eleven years (monthly installments over a period not to exceed five years for amounts deferred prior to 2022); or
•a combination of an initial lump sum of a specified dollar amount and the remainder in installments.
A participant may change his or her existing distribution election relating to Non-Grandfathered Benefits only in very limited circumstances. Upon death of the participant, any balance in his or her account will be paid in a lump sum to his or her designated beneficiary or to his or her estate.

2023 Nonqualified Deferred Compensation
The following table discloses, for each of the NEOs, contributions, earnings and balances during 2023 under the EDCP, described above.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings / Losses in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Charles M. Shaffer	134,576	--	103,157	--	573,285(2)
Tracey L. Dexter	--	--	46,018	--	281,591(3)
Joseph M. Forlenza	--	--	--	--	--
Juliette P. Kleffel	--	--	--	--	--
Austen D. Carroll	13,948	--	9,313	--	54,198(4)
(1)    None of the earnings or dividends paid under the EDCP are above-market or preferential.
(2)    Includes $46,150 contributed by the Company, which was included in the Summary Compensation Table for previous years.
(3)    Includes $6,500 contributed by the Company, which was included in the Summary Compensation Table for previous years.
(4)    Includes $3,450 contributed by the Company, which was included in the Summary Compensation Table for previous years.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Employment and Change in Control Agreements
The Company and the Bank currently maintain employment and change in control agreements with certain executive officers of the Company, the terms of which are described in more detail below.

Employment Agreement with CEO Shaffer
On December 31, 2020, the Company and the Bank entered into an employment agreement with Mr. Shaffer. The employment agreement replaced the previous change of control agreement between these parties dated September 21, 2016. Under the agreement terms, Mr. Shaffer serves as the Company’s President and Chief Executive Officer and a member of the Board of Directors for Seacoast and the Bank effective January 1, 2021. The agreement extends Mr. Shaffer’s employment under the agreement terms for a term of three years and continuing until December 31, 2023, and provides for automatic one year extensions unless expressly not renewed.
Under the agreement, Mr. Shaffer receives a base salary, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Shaffer may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.
Under the agreement, if Mr. Shaffer is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”). The employment agreement also contains provisions for termination upon Mr. Shaffer’s death or permanent disability.
If Mr. Shaffer resigns for “good reason” or is terminated “without cause” prior to a change in control, he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times the sum of his base salary in effect on the date of separation, and the highest bonus earned by Mr. Shaffer for the previous three full fiscal years (“Cash Bonus”) payable over a period of 24 months, and b) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for two years. If Mr. Shaffer resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) three times the sum of his base salary in effect on the date of separation, and the Cash Bonus payable in a lump sum, and b) Continuing Benefits for 36 months.
In addition, under the agreement, Mr. Shaffer is subject to the Company’s policies applicable to executives generally, including its clawback policy. For a further discussion of the payments and benefits to which Mr. Shaffer would be entitled upon termination of his employment at December 31, 2023 see “2023 Other Potential Post-Employment Payments.”

Employment Agreement with Chief Operating Officer Kleffel
On December 15, 2023, the Company and the Bank entered into an amendment to an employment agreement between Juliette P. Kleffel and Seacoast and the Bank dated April 19, 2021, of which replaced the previous change of control agreement between these parties dated April 6, 2016. Under the agreement terms, Ms. Kleffel serves as the Chief Operating Officer for Seacoast and the Bank. The agreement extends Ms. Kleffel’s employment under the agreement terms for a term of two years and provides for an automatic one year renewal.
Under the agreement, Ms. Kleffel receives a base salary, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Ms. Kleffel may also receive other compensation including bonuses, and she will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.
Under the agreement, if Ms. Kleffel is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, she will receive payment of her base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”). The employment agreement also contains provisions for termination upon Ms. Kleffel’s death or permanent disability.
If Ms. Kleffel resigns for “good reason” or is terminated “without cause” prior to a change in control, she will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) one times the sum of her base salary in effect on the date of separation, paid over a 12-month period and one times average annual performance bonus for the last two full fiscal years, paid over a 12-month period, and b) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for one year. If Ms. Kleffel resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), she will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times the sum of her base salary in effect on the date of separation, and two times average annual performance bonus for the last two full fiscal years in a lump sum, and b) Continuing Benefits for 18 months.
In addition, under the agreement, Ms. Kleffel is subject to the Company’s policies applicable to executives generally, including its clawback policy. For a further discussion of the payments and benefits to which Ms. Kleffel would be entitled upon termination of her employment at December 31, 2023 see “2023 Other Potential Post-Employment Payments.”

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Employment Agreement with Chief Lending Officer Carroll
On December 15, 2023, the Company and the Bank entered into an amendment to an employment agreement between Austen D. Carroll and Seacoast and the Bank dated April 10, 2021, of which replaced the previous change of control agreement between these parties dated July 27, 2020. Under the agreement terms, Mr. Carroll serves as the Chief Lending Officer for Seacoast and the Bank. The agreement extends Mr. Carroll’s employment under the agreement terms for a term of two years and provides for an automatic one year renewal.
Under the agreement, Mr. Carroll receives a base salary, medical, long-term disability and life insurance in accordance with the Bank’s insurance plans for senior management, as well as a car allowance and any other perquisites that are approved by the Board. Mr. Carroll may also receive other compensation including bonuses, and he will be entitled to participate in all current and future employee benefit plans and arrangements in which senior management of the Bank may participate. In addition, the agreement contains certain non-competition, non-disclosure and non-solicitation covenants.
Under the agreement, if Mr. Carroll is terminated for “cause”, or resigns without “good reason,” as defined in the agreement, he will receive payment of his base salary and unused vacation through the date of termination, and any unreimbursed expenses (collectively, the “Accrued Obligations”). The employment agreement also contains provisions for termination upon Mr. Carroll’s death or permanent disability.
If Mr. Carroll resigns for “good reason” or is terminated “without cause” prior to a change in control, he will receive: 1) the Accrued Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) one times the sum of his base salary in effect on the date of separation, paid over a 12-month period and one times average annual performance bonus for the last two full fiscal years, paid over a 12-month period, and b) continuing group medical, dental, vision and prescription drug plan benefits (“Continuing Benefits”) for one year. If Mr. Carroll resigns for “good reason” or is terminated “without cause”, within twelve months following a change in control (as defined in the agreement), he will receive: 1) the Accumulated Obligations; and 2) upon execution of a release of all claims against the Company, severance of: a) two times the sum of his base salary in effect on the date of separation, and two times average annual performance bonus for the last two full fiscal years in a lump sum, and b) Continuing Benefits for 18 months.
In addition, under the agreement, Mr. Carroll is subject to the Company’s policies applicable to executives generally, including its clawback policies. For a further discussion of the payments and benefits to which Mr. Carroll would be entitled upon termination of his employment at December 31, 2023 see “2023 Other Potential Post-Employment Payments.”

Change in Control Agreements with Other Named Executive Officers
The Company entered into change in control employment agreements with Mr. Forlenza on March 30, 2017, and Ms. Dexter on January 20, 2021 (each referred to as the “Executive” or by name).
Each agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change in control, as defined in the agreement, must occur during the term in order to trigger the agreement. The agreement provides that, once a change in control has occurred, the Company agrees to continue the employment of the Executive subject to the contract for a one-year period, in a comparable position as the Executive held in the 120-day period prior to the change in control, and with the same annual base pay and target bonus opportunity. If the Executive is terminated “without cause” or resigns for “good reason,” as defined in the agreement, during the one-year period following a change in control, the Executive will receive:
•cash severance equal to a multiple of one of the sum of (i) Executive’s Annual Base Salary at the rate in effect on the date of termination, and (ii) the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”)
•a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus; and
•health and other welfare benefits, as defined in the agreement, for a period of 12 months following termination.
The Executive is required to execute a release of claims as a condition to receipt of severance under the Change in Control Agreement and is subject to protective covenants prohibiting the disclosure and use of the Company’s confidential information and, during the one-year period following a termination by the company for any reason other than for death or disability, or by the Executive for Good Reason, protective covenants regarding non-competition, non-solicitation of protected customers; non-solicitation of employees, and non-disparagement of the Company or its directors, officers, employees or affiliates.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

2023 OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
The following table quantifies, for each of the NEOs, the potential post-employment payments under the provisions and agreements described above under “Employment and Change in Control Agreements,” assuming that the triggering event occurred on December 31, 2023. The closing market price of the Company’s common stock on that date was $28.46 per share. None of the NEOs would be eligible for any of these payments if they were terminated for Cause or resign without Good Reason.

Name	Severance Term (in years) (#)	Cash Severance ($)	Value of Other Annual Benefits ($)	Total Value of Outstanding Stock Awards that Immediately Vest ($)	Total Value of Benefit ($)
Charles M. Shaffer
Upon Termination without Cause or with Resignation for Good Reason (1)	2	3,713,440	6,455	--	3,719,895
Upon Death (1)	2	6,001,672	6,455	2,608,416(4)	8,616,543
Upon Disability (1)	2	1,959,853	6,455	2,608,416(4)	4,574,724
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (1)	3	7,111,312	9,683	2,608,416(4)	9,729,411
Upon Change-in-Control where Award is not assumed by surviving entity	--	1,654,932	--	2,608,416(4)	4,263,348
Upon Change-in-Control where Award assumed by surviving entity	--	1,654,932	--	--(4)	1,654,932
Tracey L. Dexter
Upon Death or Disability	--	--	--	978,711(4)	978,711
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (5)	1	1,236,000	2,114	978,711	2,216,825
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	978,711(4)	978,711
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--
Joseph M. Forlenza
Upon Death or Disability	--	--	--	848,364(4)	848,364
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (5)	1	957,167	1,995	848,364	1,807,526
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	848,364(4)	848,364
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--
Juliette P. Kleffel
Upon Termination without Cause or with Resignation for Good Reason (2)	1	956,875	1,995	--	958,870
Upon Death or Disability (2)	--	333,750(6)	--	1,009,249(4)	1,342,999
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (2)	2	1,913,750	2,993	1,009,249	2,925,992
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	1,009,249(4)	1,009,249
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--
Austen D. Carroll
Upon Termination without Cause or with Resignation for Good Reason (3)	1	881,875	2,195	--	884,070
Upon Death or Disability (3)	--	333,750(6)	--	1,145,060(4)	1,478,810
Upon Termination without Cause or with Resignation for Good Reason Following a Change-in-Control (3)	2	1,763,750	3,293	1,145,060	2,912,103
Upon Change-in-Control where Award is not assumed by surviving entity	--	--	--	1,145,060(4)	1,145,060
Upon Change-in-Control where Award assumed by surviving entity	--	--	--	--(4)	--

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

(1)    As provided for in Mr. Shaffer’s employment agreement, the Bank would continue to pay to Mr. Shaffer or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the Severance Term indicated. In addition, the Bank would continue to pay the insurance premium for Mr. Shaffer, his spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the Severance Term indicated or until his earlier death. In the case of termination without cause or resignation for good reason, Mr. Shaffer’s severance for the Severance Term indicated also would include an amount equal to his average annual bonus for the previous three full fiscal years. In the case of termination without cause or resignation for good reason within twelve months following a change in control, severance payments would be made in a lump sum.
(2)    As provided for in Ms. Kleffel’s employment agreement, the Bank would continue to pay to Ms. Kleffel or her estate or beneficiaries her annual base salary, including any other cash compensation to which she would be entitled at termination date, for the period indicated under the Severance Term. In addition, the Bank would continue to pay the insurance premium for Ms. Kleffel, her spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the Term indicated or, if earlier, until she becomes eligible for similar coverage from another employer. In the case of termination without cause or resignation for good reason within twelve months following a change in control, Ms. Kleffel’s severance for the Severance Term would be made in a lump sum and also would include an amount equal to her average annual bonus for the previous two full fiscal years, and the Bank would continue to pay the insurance premium for Ms. Kleffel, her spouse and eligible dependents for continued participation in the Company’s group medical, dental, vision and/or prescription drug plans (including any excess COBRA cost of coverage) for a period of 18 months or, if earlier, until she becomes eligible for similar coverage from another employer.
(3)    As provided for in Mr. Carroll’s employment agreement, the Bank would continue to pay to Mr. Carroll or his estate or beneficiaries his annual base salary, including any other cash compensation to which he would be entitled at termination date, for the period indicated under the Severance Term. In addition, the Bank would continue to pay the insurance premium for Mr. Carroll, his spouse and eligible dependents for continued participation in any group medical, dental, vision and/or prescription drug plan benefits (including any excess COBRA cost of coverage) for the Severance Term indicated or, if earlier, until he becomes eligible for similar coverage from another employer. In the case of termination without cause or resignation for good reason within twelve months following a change in control, Mr. Carroll’s severance for the Term would be made in a lump sum and also would include an amount equal to his average annual bonus for the previous two full fiscal years, and the Bank would continue to pay the insurance premium for Mr. Carroll, his spouse and eligible dependents for continued participation in the Company’s group medical, dental, vision and/or prescription drug plans (including any excess COBRA cost of coverage) for a period of 18 months or, if earlier, until he becomes eligible for similar coverage from another employer.
(4)    As provided for in the award document or the plan. There is no vesting of equity in a change in control if the award is assumed by the surviving entity or otherwise equitably converted or substituted.
(5)    As provided for in the change in control agreement, the Company shall pay the executive officer in a lump sum in cash within thirty (30) days after the date of termination the aggregate of: (i) cash severance equal to a multiple one of the sum of Executive’s Annual Base Salary at the rate in effect on the date of termination, and the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”), and (ii) a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus. In addition, if the Executive elects to continue participation in the Company’s group medical, dental, vision and/or prescription drug plans, the Company will pay the Executive a cash payment equal to the COBRA cost of such coverage over the normal employee cost, for a period of twelve months or, if earlier, until the Executive becomes eligible for similar coverage from another employer. If the executive officer’s employment is terminated by reason of death, disability, retirement or for cause within the term indicated following a change in control, no further payment is owed to the executive except for accrued obligations, such as earned but unpaid salary and bonus.
(6) Cash severance includes pro-rata bonus earned in fiscal year in which termination date occurs.
CEO Pay Ratio
We are providing the following information to comply with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K. For our last completed fiscal year ending December 31, 2023, the median annual total compensation of our employees (other than Mr. Shaffer, our CEO in 2023) was $74,376 and the annual total compensation for Mr. Shaffer, as reported in the Summary Compensation Table was $3,091,772. Based on this information, for 2023, the ratio of compensation for our Chief Executive Officer to the median employee was 42:1. This ratio is specific to our Company and may not be comparable to any ratio disclosed by another company.
To identify the median of the annual total compensation of all of our employees, we reviewed 2023 compensation reflected in our payroll records as reported by our human resource information system (“HRIS”) for our over 1,500 associates as of December 31, 2023, which includes all full-time employees employed at the end of 2023. Using our human resource information system (“HRIS”) we were able to determine any compensation earned by associates including regular pay, incentive, bonus, business continuity, and any other prerequisites. No assumptions, adjustments, or estimates, including any cost of living adjustments were made in identifying the median employee. Next, we calculated the median employee’s annual total compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K for the Summary Compensation Table, consistent with the calculations we provide all of our Named Executive Officers. No adjustments were made to the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, to calculate the reported ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees.
Equity Compensation Plan Information
The following table sets forth information about the Company’s common stock that may be issued under all of our existing compensation plans as of December 31, 2023.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants, rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities represented in column (a))
Equity compensation plans approved by shareholders	836,041	$20.35	2,388,271
Equity compensation plans not approved by shareholders	--	--	--
TOTAL	836,041	$20.35	2,388,271
(1) Includes 823,963 shares available to be issued upon exercise of the remaining unexercised substitute options of the 1,053,859 options granted in connection with bank acquisitions.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

2023 PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our pay-for-performance philosophy and how we align executive compensation with company financial performance, refer to the “Compensation Discussion and Analysis” Section.
The following table provides information showing the relationship during 2023, 2022, 2021 and 2020 between (1) executive “compensation actually paid” or CAP (as defined by SEC rule and further described below) to (a) each person serving as our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO named executive officers (also referred to below as other NEOs), on an average basis, and (2) the company’s financial performance. The company’s selected performance measures included in the chart below is EPS Growth and ROATE, as adjusted, as described in the Compensation Discussion and Analysis section. Information presented in this section will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except as we may specifically do so by reference to this section.
The following table quantifies, for each of the named executive officers, pay versus performance:

Year	Summary Compensation Table Total for PEO (1) ($)		Compensation Actually Paid to PEO (2) (3) ($)		Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) (3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (5) (In Millions) ($)	Adjusted EPS Growth (6) (%)	Adjusted ROATE (6) (%)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return (4) ($)
	Shaffer	Hudson	Shaffer	Hudson
2023	3,091,772	—	2,962,591	—	1,236,782	1,243,247	98.73	128.99	104.03	(13.42)	12.80
2022	2,824,576	—	2,295,871	—	1,200,853	1,090,130	105.27	120.74	106.51	(10.17)	12.86
2021	2,771,441	—	2,934,032	—	1,089,511	1,305,908	117.04	127.96	124.40	43.04	13.97
2020	—	2,033,703	—	2,235,460	953,690	1,022,279	96.34	90.62	77.76	(17.92)	10.93
(1) Charles M. Shaffer served as our CEO for 2023, 2022 and 2021. Dennis S. Hudson, III served as CEO for 2020. The other NEOs for each year reported are as follows:
    2022-2023 – Tracey L. Dexter, Joseph M. Forlenza, Juliette P. Kleffel and Austen D. Carroll
    2021 – Dennis S. Hudson, III, Tracey L. Dexter, Joseph M. Forlenza and Juliette P. Kleffel
    2020 – Charles M. Shaffer, Tracey L. Dexter, Joseph M. Forlenza, and Juliette P. Kleffel
(2) SEC rules require certain adjustments be made to the “Summary compensation table” totals to determine “compensation actually paid” as reported in the “Pay versus Performance table” above. For purposes of the pension valuation adjustments shown below, there was no pension service or prior service cost. In addition, for purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts shown for Non-PEO NEOs are averages for the named executive officers other than the CEO):

		PEO			Non-PEO NEOs
	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table Total Compensation	3,091,772	2,824,576	2,771,441	2,033,703	1,236,782	1,200,853	1,089,511	953,690
Deduct Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(1,200,002)	(719,972)	(1,449,990)	(799,993)	(462,486)	(362,493)	(387,468)	(257,477)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	1,445,284	653,930	1,405,125	1,322,099	557,019	329,242	375,479	425,516
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(111,572)	(193,746)	165,821	(68,704)	(42,046)	(55,235)	159,289	(20,035)
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions were Satisfied During Fiscal Year	(128,742)	(61,412)	75,392	(251,645)	(46,023)	(22,236)	69,097	(79,415)
Deduct Change in Pension Value	(134,149)	(207,504)	(33,757)	—	—	—	—	—
Compensation Actually Paid	2,962,591	2,295,871	2,934,032	2,235,460	1,243,247	1,090,130	1,305,908	1,022,279
(3) Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (1) for stock options, the fair value calculated using the Black-Scholes option pricing model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and the volatility, dividend rates and risk free interest rates determined as of the revaluation date, (2) for RSA awards, the closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, and (3) for PSU awards, the same valuation methodology as RSA awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date. The estimated probability of achievement of the 2019 PSUs was 100% at fiscal year-end (“FYE”) 2019, 100% at FYE 2020, 125% at FYE 2021, and 111% at vesting in 2022. The estimated probability of achievement of the 2020 PSUs was 100% at FYE 2020, FYE 2021, FYE 2022 and 96% at vesting in 2023. The estimated probability of achievement of the 2021 PSUs was 100% at FYE 2021 and FYE 2022 and 125% at FYE 2023. The estimated probability of achievement of the 2022 PSUs was 100% at FYE 2022 and FYE 2023. The estimated probability of achievement of the 2023 PSUs was 100% at FYE 2023.
(4) The peer group TSR is based on the S&P U.S. BMI Banks Southeast Region Index.
(5) As reported in the Company’s consolidated financial statements in our 2023 Annual Report on Form 10-K.
(6) Non-GAAP measure, for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

2023 Performance Measures
For 2023, the CGC identified the performance measures listed below as the most important measures used to link “compensation actually paid” to the NEOs to company performance:
•Adjusted Net Income;
•Adjusted EPS Growth; and
•Adjusted ROATE

Visual Representation of the Information Provided in the Pay Versus Performance Table
The following graphs illustrate the comparison from 2020-2023 between:
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and Seacoast’s TSR and the Peer Group’s TSR;
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and our Net Income;
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and our Adjusted EPS Growth; and
•Our PEO’s CAP and the average non-PEO NEO’s CAP amounts and our Adjusted ROATE
Changes in CAP from year to year are impacted by numerous factors, including stock price volatility, outstanding award vesting, job performance, increase in duties and responsibilities of our PEO and non-PEO NEOs and the amount of progress made towards company goals.
1 Non-GAAP measure; for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

CAP vs. EPS GROWTH
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2020
2021
2022
2023
PEO CAP
NEO CAP
EPS GROWTH

CAP vs. ROATE
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2020
2021
2022
2023
PEO CAP
NEO CAP
ROATE

1 Non-GAAP measure; for more information and reconciliation to GAAP, refer to Appendix A – Information Regarding Non-GAAP Financial Measures.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

PROPOSAL 1
ELECTION OF DIRECTORS
General
Our non-employee directors are appointed to act on behalf of our shareholders by overseeing critical aspects of our business strategy, operations, risk management and governance efforts. Our belief is that superior talent in the boardroom should generate exceptional levels of customer service, financial performance and, ultimately, superior shareholder returns compared to alternative investments. To this end, the Board is committed to identifying the best available talent to make meaningful contributions to our business and fully execute its duties and responsibilities on behalf of shareholders. The profile of our Board continues to evolve in response to the needs of a dynamic and growing organization. Our Board of Directors plays a meaningful role in helping Seacoast develop, test and implement our business, risk management, talent and reward strategies. The Board’s activities are focused on representing our shareholders in ways that position Seacoast to create significant value for customers, employees and our shareholders within a risk appropriate framework. For additional detail regarding skills and qualifications of our directors, see “Skills and Qualification Mix.”
In accordance with our bylaws and as set forth in our Amended and Restated Articles of Incorporation, in no event will the Board have fewer than 3 directors or more than 14 directors. As of the date of this proxy statement, Seacoast’s Board of Directors consists of 11 members divided into three classes, serving staggered three-year terms as provided in our Articles of Incorporation. On July 20, 2023, Joseph B. Shearouse, III was appointed to the Board of Directors (Class I Director). In addition, we were informed on January 29, 2024, that Director Julie H. Daum decided to resign from the board effective January 30, 2024. At this time, Seacoast’s Compensation and Governance Committee (“CGC”) and Board of Directors believe that 11 directors are adequate to provide a diversity of background, experience and expertise, and that there are sufficient independent directors to staff the independent committees of the Board and provide independent oversight.
The Annual Meeting is being held to, among other things, elect five Class I directors of Seacoast, each of whom has been nominated by the CGC of the Board of Directors. Each of the nominees is presently a director of Seacoast. All of the nominees will also serve as members of the Board of Directors of Seacoast National Bank (the “Bank”). The members of the Boards of Directors of the Bank and the Company are the same except for Dale M. Hudson, who is currently a director of the Bank only. If elected, each Class I director nominee will serve a three year term expiring at the 2027 Annual Meeting and until their successors have been elected and qualified. Currently, the Board of Directors is classified as follows:

Class	Term	Names of Directors
Class I	Term Expires at the 2024 Annual Meeting	Jacqueline L. Bradley H. Gilbert Culbreth, Jr. Christopher E. Fogal Charles M. Shaffer Joseph B. Shearouse, III
Class II	Term Expires at the 2025 Annual Meeting	Dennis J. Arczynski Maryann Goebel Robert J. Lipstein Thomas E. Rossin
Class III	Term Expires at the 2026 Annual Meeting	Dennis S. Hudson, III Alvaro J. Monserrat
Manner for Voting Proxies
All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. If a valid proxy is submitted but no vote is specified, the proxy will be voted FOR the election of each of the five nominees for election as directors. Please note that banks and brokers that do not receive voting instructions from their clients are not able to vote their client’s shares in the election of directors. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the CGC. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (five persons). Cumulative voting is not permitted.
The affirmative vote of the holders of shares of common stock representing a plurality of the votes cast at the Annual Meeting at which a quorum is present is required for the election of the directors listed below, which means that the director nominees who receive the highest votes “for” their election are elected. However, to provide shareholders with a meaningful role in uncontested director elections, which is the case for the election of the director nominees listed below, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” for his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept or reject the resignation. If any resignation is accepted by the Board, such resignation will be effective upon acceptance. The Company will disclose its decision-making process regarding any resignation in a Form 8-K filed with the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Further details of this policy and the corresponding procedures are set forth in our Corporate Governance Guidelines, available on our website at www.SeacoastBanking.com.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

The five nominees have been nominated by Seacoast's Compensation and Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” the election of all five nominees listed below.
Nominees for Election at the Annual Meeting

JACQUELINE L. BRADLEY Age: 66 TENURE: •Company since 2015 •Bank since 2014	BOARD COMMITTEES: •Bank Trust (Chair) •Corporate Development	QUALIFICATIONS & EXPERIENCE:
Ms. Bradley served as a director of BankFIRST from 2005 until BANKshares was acquired by Seacoast in 2014. During her tenure at BankFIRST, she served on BankFIRST’s Special Assets Committee and Audit Committee. Ms. Bradley currently chairs Seacoast Bank’s Trust and Wealth Management Committee. Ms. Bradley has had a 20+ year career in financial services, including seven years with SunTrust Bank in Central Florida, culminating in her last position as senior vice president leading its Private Client Group (1999-2002). Her previous experience also includes 8 years as vice president with Moody’s Investors Services and 3 years providing consulting services for McKinsey Management Consultants and Touché Ross.
Since 2020, Ms. Bradley serves on the board of directors of Tampa Electric Company, a wholly-owned subsidiary of Emera, Inc. (ticker: EMRAF), a public gas and electric utilities company. In 2021, Ms. Bradley was appointed as an independent director to the board of directors of certain business development companies managed by affiliates of Lafayette Square Holding Company, LLC., an impact investment platform that deploys long-term capital alongside impactful services to local communities across the U.S., where she currently serves as the chair of the board’s nominating committee and audit committee. Ms. Bradley also serves on the board of directors of the Boys & Girls Club of Central Florida, serving as chairperson in 2002 and 2003. Additionally, Ms. Bradley is a board member of The Studio Museum in Harlem. She also served on the finance committee for the Central Florida Expressway Authority and Orange County Tourist Development Council and vice chair of the board of directors of the Greater Orlando Aviation Authority, as well as a member of the board of directors of Florida Arts Council and Cornell Museum of Fine Arts.
Ms. Bradley received her Bachelor of Arts degree in Economics and Political Science from Yale College, and her master’s degree in business administration from Columbia University Graduate School of Business with a concentration in Finance and Marketing.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Ms. Bradley should be a nominee for director of Seacoast, qualification as an independent director, as well as the following qualifications were considered:
•her diversity of management experience in the financial services industry;
•her knowledge of, and stature and philanthropic service to, the Central Florida market, which is valuable in understanding the customer segments in this market; and
•her ability to provide guidance to the Board of Directors regarding accounting and financial matters.

H. GILBERT CULBRETH, JR. Age: 78 TENURE: •Company since 2008 •Bank since 2006	BOARD COMMITTEES: •Bank Credit Risk •Compensation & Governance	QUALIFICATIONS & EXPERIENCE:
Mr. Culbreth has been chief executive officer and owner of Gilbert Chevrolet Company, Inc., a car dealership located in Okeechobee, Florida, for over 40 years. He also owns and manages Gilbert Ford car dealership in Okeechobee, Florida. Mr. Culbreth was previously a member of Big Lake Financial Corporation’s (“Big Lake”) board of directors for 10 years prior to the acquisition of Big Lake by Seacoast in 2006, and has served on the Bank’s board of directors since the acquisition. In addition, Mr. Culbreth is president of several other family businesses, including: Culbreth Realty, Inc. (a real estate brokerage company), Parrott Investments, Inc. (a holding company for two other businesses), Gilbert Cattle Co., LLC (a cattle operation), Grace Marine (a watercraft sales company), Gilbert Aviation Inc. (an aircraft sales and service company), Gilbert Oil Company, LLC and Gilbert Trucking, Inc. Mr. Culbreth is a former director of the Florida Council on Economic Education, the Okeechobee County Board of Realtors, the Okeechobee Economic Council, and the United Way of Okeechobee and is a member of the Masonic Lodge.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Culbreth should be a nominee for director of Seacoast, qualification as an independent director, as well as the following qualifications were considered:
•his diversity of business experience for more than 40 years in the Okeechobee, Florida market, which is valuable in understanding the customer segments in this market;
•his entrepreneurial and management skills;
•his stature in and knowledge of the local community; and
•his experience with the Company

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

CHRISTOPHER E. FOGAL Age: 72 TENURE: •Company since 1997 •Bank since 1997	BOARD COMMITTEES: •Audit •Bank Trust •Information Technology	QUALIFICATIONS & EXPERIENCE:
Mr. Fogal is a certified public accountant and a partner emeritus with the public accounting firm of Carr, Riggs & Ingram, LLC (“Carr Riggs”), a top 25 accounting firm that is the second largest super-regional accounting firm in the southeastern U.S. He was previously a principal with the public accounting firm of Proctor, Crook, Crowder & Fogal, P.A. (“Proctor Crook”), a BDO affiliate firm, located in Stuart, Florida, from 2009 to 2017 when the firm merged with Carr Riggs. Mr. Fogal was the managing partner of Fogal & Associates from 1979 until the firm merged with Proctor Crook in 2009. He also served on the board of directors of Port St. Lucie National Bank until it was acquired by Seacoast in 1996.
Currently, Mr. Fogal is chairman of the St. Lucie County Economic Development Council. He has also served as past chairman of the Treasure Coast Private Industry Council and past president of the St. Lucie County Chamber of Commerce, and is active in a number of professional organizations including the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Fogal received a bachelor’s degree in accounting from New York Institute of Technology and a master’s degree from Liberty University.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Fogal should be a nominee for director of Seacoast, qualification as an independent director, as well as the following qualifications were considered:
•his accounting expertise as a Certified Public Accountant ("CPA"), which provides the Board of Directors with guidance related to internal controls and financial and accounting matters;
•his business, management and decision-making skills, including his experience as managing partner of an accounting firm for 30+ years;
•his stature and knowledge of the local community; and
•his experience with the Company.

CHARLES M. SHAFFER Age: 50 TENURE: •Company since 2021 •Bank since 2021	BOARD COMMITTEES: •Corporate Development •Bank Credit Risk	QUALIFICATIONS & EXPERIENCE:
Mr. Shaffer was appointed Chairman of the Company and the Bank in February 2022, and president and chief executive officer and a member of the board of directors of the Company and Bank in January 2021. Mr. Shaffer previously served as chief operating officer since May 2019. He also served as executive vice president and chief financial officer from January 2017 to May 2019. Prior to that, he led the community banking group since October 2013 and held other various positions in the Company, including controller since 2005.
Mr. Shaffer is actively involved in the community and other external organizations, serving on the board of directors of Armellini Express Lines, a private logistics company headquartered in Palm City, FL, as well as, Florida Bankers Association and United Way of Martin County. Mr. Shaffer is a graduate of the University of Central Florida with a master’s degree in business administration with a specialization in finance, Florida State University with a Bachelor’s degree in Finance, Florida Atlantic University with a Bachelor’s degree in Accounting and is a graduate of the Advanced Management Program at the University of Pennsylvania’s Wharton School of Business. He is a Certified Public Accountant licensed in the State of Florida.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Shaffer should be a nominee for director of Seacoast, the following qualifications were considered:
•his significant experience in the banking and financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;
•his knowledge and relationships with the institutional investor community, including the Company's past and present institutional investors;
•his expertise in executive leadership and management, formerly serving in several leadership roles, including Chief Operating Officer; and
•his financial and accounting acumen.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

JOSEPH B. SHEAROUSE, III Age: 66 TENURE: •Company since 2023 •Bank since 2023	BOARD COMMITTEES: •Corporate Development •Bank Credit Risk •Bank Trust	QUALIFICATIONS & EXPERIENCE:
Mr. Shearouse formerly served as Senior Vice President and Market Executive of Seacoast Bank, where he was responsible for business development and growth strategies to deepen client relationships and execute market strategy up until July 2023 when he was appointed to the Seacoast’s board of directors. Prior to joining Seacoast Bank, Mr. Shearouse served as Chairman and CEO for First Bank of The Palm Beaches from 2010, until acquired by Seacoast Bank in 2020. From 2007 to 2009, Mr. Shearouse served as President of Southeast Florida for National City Bank following its purchase of Fidelity Federal Bank & Trust where he served in multiple senior-level roles for 27 years, including Executive Vice President of Corporate Lending with responsibilities over Commercial Real Estate Lending, Small Business Lending, Consumer Lending, Loan Servicing, SBA Lending and the Credit Department.
Mr. Shearouse has served on many community boards over his career, including the Boys and Girls Club of Palm Beach County, United Way of Palm Beach County, Palm Health Foundation, Chamber of Commerce of the Palm Beaches, as well as the Palm Beach Business Development Board and the Economic Council, among others. In the banking industry, Mr. Shearouse served for two terms on the board of directors of the Florida Bankers Association and at the national level, on the of board of America’s Community Bankers. Mr. Shearouse was named “Florida Banker of the Year” in 2006 by the Florida Bankers Association. Mr. Shearouse earned a bachelor’s degree in real estate and insurance from Florida State University and an associate degree in business management from Wofford College.
DIRECTOR QUALIFICATION HIGHLIGHTS
In making the determination that Mr. Shearouse should be a nominee for director of Seacoast, the following qualifications were considered:
•his significant experience in the banking industry and the organization, including his service as Market Executive of the Bank, which provide a unique understanding of our operations, including credit and lending;
•his expertise in executive leadership and management and effective regulatory and compliance practices; and
•his stature in the local community, including through service on the boards of the non-profit organizations discussed above.

Director Terms Extended Beyond the Annual Meeting

DENNIS J. ARCZYNSKI Age: 72 TENURE: •Company since 2013 •Bank since 2007	BOARD COMMITTEES: •Audit •Corporate Development •Information Technology •Risk Management (Chair)	QUALIFICATIONS & EXPERIENCE:
Mr. Arczynski has been a risk management, corporate governance, regulatory affairs and banking consultant since 2007. He previously served for 33 years in various managerial and examiner positions in the U.S. Office of the Comptroller of the Currency’s (the “OCC”) headquarters in Washington, D.C. and in several other OCC districts until 2007. As a National Bank Examiner with the OCC, Mr. Arczynski was responsible for the supervision and examination of the largest and most complex mid-size banks, community banks and trust companies; provided guidance to banks in all facets of commercial banking and fiduciary operations including consumer compliance, Community Reinvestment Act and international activities; performed risk assessment and conducted BSA/AML reviews and examinations of internationally active banks; and developed formal enforcement actions and corrective action plans for struggling and deficient institutions. Mr. Arczynski’s other positions of responsibility with the OCC were Assistant Director for Trust Operations, Special Assistant to the Senior Deputy Comptroller (FFIEC Liaison), Associate Director for Financial Management (Financial Systems and Review) and Field Office Manager (Miami Field Office). His duties included the formation of national policies and programs, development of OCC supervisory initiatives, establishment of interagency relations, drafting regulations and writing OCC examiner handbooks. Mr. Arczynski received his bachelor’s degree from the University of Maryland in Finance and his Master’s degree from the Johns Hopkins University.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his extensive knowledge of effective management practices of the largest and most complex mid-size banks;
•his expertise in enterprise risk management, commercial banking, trust operations and asset management, including risk assessment and BSA/AML/OFAC;
•his expertise in risk management, corporate governance, and regulatory background specific to the financial services industry; and
•his public service experience that provides an alternative perspective in the areas of government relations and regulatory matters that impact the Company.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

MARYANN GOEBEL Age: 73 TENURE: •Company since 2014 •Bank since 2014	BOARD COMMITTEES: •Audit •Compensation & Governance (Chair) •Risk Management	QUALIFICATIONS & EXPERIENCE:
Ms. Goebel has been an independent IT management consultant since 2012. She was executive vice president and chief information officer of Fiserv, Inc. (NASDAQ) from 2009 - 2012. In this role, she was responsible for all internal Fiserv IT systems (infrastructure and applications), as well as IT infrastructure, operations, engineering and middleware services. In her 40+ year career, Ms. Goebel has shaped the strategic direction of information technology for major corporations around the world, serving in the critical role of chief information officer for DHL Express from 2006 to 2009; General Motors North America from 2003 to 2006; Frito-Lay from 2001 - 2002; General Motors Europe from 1999 - 2001; General Motors Truck Group from 1997 to 1999; and Bell Atlantic NYNEX Mobile (now Verizon Mobile) from 1995 to 1997. She has also held senior IT leadership positions at Texas Instruments, Inc., Aérospatiale Helicopter Corporation, and the Southland Corporation, among others.
Ms. Goebel serves as an independent director of Repay Holdings Corporation (ticker: RPAY), a leading provider of vertically-integrated payment solutions headquartered in Atlanta, Georgia since 2019, where she serves as the chair of the technology committee and served as a member of the audit committee from 2019 to 2022.
Ms. Goebel received the "100 Leading Woman in the North American Auto Industry" award in 2005. She also received an award for outstanding professional achievement from her alma mater, Worcester Polytechnic Institute, where she earned a Bachelor of Science degree in mathematics and previously served on their Arts and Sciences Advisory Board. In 2017, Ms. Goebel was awarded the CERT Certificate in Cybersecurity Oversight by the NACD.
DIRECTOR QUALIFICATION HIGHLIGHTS
•her extensive knowledge of complex information technology environments and focus on innovation;
•her expertise in strategizing and implementing best-practice processes, tools and structure that are essential to supporting a superior customer experience;
•her experience in aligning IT objectives with corporate priorities; and
•her leadership and ability to help drive the Company's expansion of technology to deliver a state-of-the-art customer experience.

DENNIS S. HUDSON, III Age: 68 TENURE: •Company since 1984 •Bank since 1984	BOARD COMMITTEES: •Bank Credit Risk (Chair) •Bank Trust •Corporate Development	QUALIFICATIONS & EXPERIENCE:
Mr. Hudson formerly served as the Company’s Executive Chairman from January 1, 2021 until December 31, 2021 after serving as Chairman of Seacoast from July 2005, and Chief Executive Officer of the Company from June 1998 to December 2020. Mr. Hudson has also served as Chairman and Chief Executive Officer of the Bank from 1992 to 2020, after serving in various positions with the Company and the Bank since 1978.
Mr. Hudson serves on the board of directors, the audit committee and chairs the governance committee of Chesapeake Utilities Corporation (ticker: CPK), a public gas and electric utilities company headquartered in Dover, Delaware. Mr. Hudson also serves on the board of the Community Foundation for Palm Beach and Martin counties. Previously, Mr. Hudson served as an independent director to PENN Capital Funds, a mutual fund group managed by PENN Capital Management from 2015 until it was sold in 2021. From 2005 through 2010, he also served as a member of the board of directors of the Miami Branch of the Federal Reserve Bank of Atlanta.
Mr. Hudson is actively involved in the community, having served on the boards of the Martin County YMCA Foundation, Council on Aging, The Pine School, the Job Training Center, American Heart Association, Martin County United Way, the Historical Society of Martin County, and Martin Health System, as well as chairman of the board of the Economic Council of Martin County. Mr. Hudson is a graduate of Florida State University with a bachelor’s degree in finance, and a master’s degree in business administration.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his significant experience in the financial services industry and the organization, including his service as Chairman and Chief Executive Officer of the Company, which provides a unique understanding of our operations;
•his knowledge and relationships with the institutional investor community, including the Company’s past and present institutional investors;
•his service on other public company boards, which provides insight regarding general public company operations, policies, internal controls and corporate governance, which is useful and applicable to Seacoast; and
•his stature in the local community, including through service on the boards of the non-profit organizations.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

ROBERT J. LIPSTEIN Age: 68 TENURE: •Company since 2019 •Bank since 2019	BOARD COMMITTEES: •Audit (Chair) •Bank Credit Risk •Information Technology •Risk Management	QUALIFICATIONS & EXPERIENCE:
Mr. Lipstein is a certified public accountant and has over 40 years of diversified experience in various business roles, including leadership in audit, corporate governance, information technology, and enterprise risk management. He is a retired KPMG senior partner where he held numerous leadership roles including, Global Partner in Charge of Sarbanes Oxley Services, Global Managing Partner in Charge of IT Business Services, Partner in Charge of KPMG's financial service practice and Partner in Charge of KPMG's advisory practice for the Mid-Atlantic region.
Mr. Lipstein has multiple public company and private company board experiences. Since March 2022, Mr. Lipstein serves as a board member and chair of the audit committee of Onfolio Holdings (ticker: ONFO), a publicly-held company that acquires controlling interests in and actively manages small websites headquartered in Wilmington, Delaware. He currently is a board member and a member of the audit committee of Firstrust Bank, a privately-held family owned community bank headquartered in Philadelphia, Pennsylvania since 2021. He also has served, since 2020, as a board member of Infrasight, a start-up venture providing software that powers hybrid IT and multi-cloud business decisions. In addition, he is a board member of Einstein Healthcare Network, an academic medical center offering full service medical, surgical, and rehabilitation services. Mr. Lipstein previously served as an independent board member of Ocwen Financial (ticker: OCN), a provider of residential and commercial mortgage loan servicing headquartered in Mount Laurel, New Jersey, where he was as a member of the audit committee and compensation committee from 2017 to 2020.
He is a graduate of the University of Pennsylvania Director Institute and an Emeritus member of the Weinberg Center for Corporate Governance. He earned a bachelor’s degree in accounting from the University of Delaware.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his extensive knowledge of accounting practices, including financial reporting and internal controls;
•his expertise in executive leadership, financial services, corporate governance, regulatory and compliance, risk management, technology and information security; and
•his audit, banking and public and private board experience.

ALVARO J. MONSERRAT Age: 55 TENURE: •Company since 2017 •Bank since 2017	BOARD COMMITTEES: •Audit •Compensation & Governance •Corporate Development •Information Technology (Chair)	QUALIFICATIONS & EXPERIENCE:
Mr. Monserrat is the CEO of Ultra 7, a business strategy consulting firm focused on advising CEOs and Boards of emerging, high growth and start up technology organizations. He is also a partner at Corten Capital, a specialist investment firm based in the United Kingdom. Mr. Monserrat's prior experience chief revenue officer of ACI Worldwide, Inc. (ticker: ACIW), a global software company that provides mission-critical real-time payment solutions to corporations. Prior to ACI, Mr. Monserrat served as the executive vice president and general manager at Nuance Imaging, a subsidiary of Nuance Communications, Inc. (ticker: NUAN), a leading provider of voice and language solutions for business and consumers from January 2018 to February 2019. Mr. Monserrat joined Nuance after serving as chief executive officer at RES Software, a leading digital workspace technology company from 2015 until the company was acquired by Invanti in 2017.  He also served as Citrix Systems’ senior vice president of Worldwide Sales & Service from 2008 to 2015. Prior to joining Citrix, Mr. Monserrat served as senior director at Innovex Group (acquired by Citrix), and received numerous awards including Microsoft’s Best E-Commerce Solution and Best Small Business Solution Awards. Mr. Monserrat’s career spans more than 25 years in large enterprises and entrepreneurial ventures within enterprise software, mobility, cloud, networking and business strategy. His areas of expertise include go-to-market, product and human capital strategy.
Mr. Monserrat is the chairman of the advisory board of Matrix42, a European-based B2B Cloud software company. Mr. Monserrat also serves as a board member and chairman of the board at itopia, a cloud automation platform and is a board member of Login VSI, an automated testing platform for digital workspaces. He formerly served as director at RES Software and Auxis LLC, as well as a director of the advisory boards of several other technology companies, including, HYCU, Virsto and Whiptail. Mr. Monserrat holds a master’s degree of business administration from the University of Texas at Austin and a Bachelor’s degree in computer science from the University of Miami.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his entrepreneurial vision, innovation and resourcefulness in taking an initiative from concept to a successful money-making enterprise, which is applicable to our changing business model;
•his abilities as a change leader in transforming and infusing existing business models with multi-directional and diversified routes to market, which provides insights for our effective management of Seacoast’s growth;
•his experience and acumen in building, restructuring and motivating teams to produce high-performing units; and
•his global view of markets and competitors combined with his knowledge of technology and go-to-market execution which provides constructive oversight in these areas.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

THOMAS E. ROSSIN Age: 90 TENURE: •Company since 2003 •Bank since 2003	BOARD COMMITTEES: •Corporate Development (Chair) •Risk Management	QUALIFICATIONS & EXPERIENCE:
Mr. Rossin is a retired attorney in West Palm Beach, Florida, previously serving as management chairman with the firm of St. John, Rossin & Burr, PLLC from 1993 to 2016. He served as a Florida State Senator from 1994 to 2002, the last two years as minority leader, and was a candidate for Florida Lt. Governor in 2002. Mr. Rossin founded Flagler National Bank in 1974, serving as president, chief executive officer and director and growing it to the largest independent bank in Palm Beach County with over $1 billion in assets. Forming The Flagler Bank Corporation, the holding company for Flagler National Bank, in 1983 and serving as president, chief executive officer and director, he took it public in 1984 and facilitated the acquisition of three financial institutions, until both Flagler National Bank and the holding company were sold in 1993 to SunTrust Bank. Prior thereto, Mr. Rossin was vice chairman and director of First Bancshares of Florida, Inc. after consolidating four banks under one charter, including First National Bank in Riviera Beach at which he served as president and chief executive officer. He has served as past president of the Community Bankers Association of Florida and Palm Beach County Bankers Association, and is currently a member of the Florida Bar Association. In March 2014, Mr. Rossin received the Exemplary Elected Official Award from the Forum Club of the Palm Beaches.
Mr. Rossin earned a Juris Doctorate from University of Miami School of Law and a bachelor’s degree from Columbia University.
DIRECTOR QUALIFICATION HIGHLIGHTS
•his significant legal background and knowledge of legal issues related to financial institutions and underlying corporate governance matters;
•his significant public service experience, that combined with his legal background, provides the Board of Directors with knowledge in the areas of government relations and regulatory matters that impact the Company;
•his extensive experience in the financial services industry; and
•his knowledge and experience with the Company.

Director Compensation
Decisions regarding our non-employee director compensation program are approved by our full board of directors based on recommendations from the CGC. In making its recommendations, the CGC considers the director compensation practices of peer companies with respect to total compensation and each element thereof based on a peer group study conducted by the Company’s compensation consultant. For more information about the peer group, which is the same peer group we use in determining executive pay, see “Compensation Discussion and Analysis - Compensation Peer Group.” Our compensation program for non-employee directors is designed to:
•appropriately compensate directors for the work required at a company of Seacoast’s size, growth, and dynamic and evolving business model;
•align directors’ interests with the long-term interests of Seacoast’s shareholders; and
•make meaningful adjustments every few years, rather than small annual adjustments.

Non-Employee Director Compensation Structure

Annual Retainer paid to all Non-employee Directors of the Company in 2023:
Cash (1)	$45,000
Stock Award (2)	$62,500
Annual Committee Chair Retainer for all Committees, excluding the CGC (3)	$25,000
Annual Committee Chair Retainer for the CGC (3)	$30,000
(1)A number of directors have elected to receive all or a portion of their cash retainer in stock or stock options as described below.
(2)Granted under the Amended 2021 Incentive Plan following election or re-election at each annual meeting of shareholders.
(3)In 2023, the annual committee chair retainer for the CGC chair increased by $5,000 as approved by the Board.
All cash retainers are paid in quarterly installments. To further align directors’ interests with long-term shareholder interests, directors may elect to receive: 1) all or a portion of their annual cash retainer in vested Company common stock, and 2) up to a maximum of 30% of their annual cash retainer in the form of vested non-qualified options to purchase shares of Company common stock. Retainers are pro-rated for directors who join or leave the Board or have a change in Board role during a quarterly period.
Non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee and shareholders’ meetings and other designated Company events. Executive officers who are also directors do not receive any compensation for services provided as a director.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Lead Independent Director Compensation
The Board appointed Christopher E. Fogal as Lead Independent Director in December 2018. In 2023, Mr. Fogal received an additional annual cash retainer of $35,000 for his service as Lead Independent Director.
Director Stock Ownership Policy
To align the interests of our directors and shareholders, our Board of Directors believes that directors should hold a significant financial stake in Seacoast. Consequently, our Corporate Governance Guidelines require that directors own Seacoast stock equal in value to a minimum of three times their base annual retainer within four years of joining the Board. Each director must retain 75% of their shares until reaching the minimum share ownership requirement, and after the ownership target is met, must retain at least 50% of the shares for one year. All of our directors own more than the minimum stock requirement.
The table below sets forth the total compensation paid to Board members who are not employees of the Company or the Bank for fiscal year 2023.
2023 Director Compensation Table

Director	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Dennis J. Arczynski	70,000	(4)	62,492	--	--	132,492
Jacqueline L. Bradley	70,000	(4)	62,492	--	--	132,492
H. Gilbert Culbreth, Jr.	45,000	(6)	62,492	--	--	107,492
Julie H. Daum	45,000	(6)	62,492	--	--	107,492
Christopher E. Fogal	80,000	(7)	62,492	--	--	142,492
Maryann Goebel	75,000	(5)	62,492	--	--	137,492
Dennis S. Hudson, III (8)	70,000	(4)	62,492	--	--	132,492
Robert J. Lipstein	70,000	(4)	62,492	--	--	132,492
Alvaro J. Monserrat	55,417	(4)	62,492	--	--	117,909
Thomas E. Rossin	70,000	(4)	62,492	--	--	132,492
Joseph B. Shearouse, III (8)	22,500		62,492	--	--	84,992
(1)    Directors may elect to take a portion of their cash compensation in the form of non-qualified options to purchase shares of Company common stock. In 2023, no director elected to take stock option awards,
(2) Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards in this column are discussed in Note 1 to the Company's audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023. The number of stock awards granted to each director in 2023 is provided below in the table entitled “Stock Awards Granted to Directors in 2023”. No stock awards held by directors were unvested as of December 31, 2023, except as provided in footnote 8 below.
(3) Directors may elect to take a portion of their 2023 cash compensation in the form of stock option awards, in which case, the grant date value of these awards would be included in the “Fees Earned or Paid in Cash” column. In 2023, no director elected to take stock option awards. The aggregate number of stock option awards held by directors and outstanding as of December 31, 2023 is 166,778 shares as follows: Directors Arczynski and Goebel held 5,561 shares, Director Bradley held 8,503 shares, Director Culbreth held 2,142 shares, Director Fogal held 8,138 shares, Director Hudson, III held 133,300 shares, of which all were received from his previous service as an officer of the Company, and Director Monserrat held 3,573 shares.
(4) Includes $25,000 for each service as Chair of a Board Committee, including bank subsidiary committees, with the exception of the CGC; any committee chair rotation is pro-rated accordingly on quarterly basis.
(5) Includes $30,000 for service as Chair of the CGC; any committee chair rotation is pro-rated accordingly on quarterly basis.
(6) The table below shows the cash amounts that the directors deferred into the Directors’ Deferred Compensation Plan (“DDCP”) described below in 2023 and the total number of shares held in the DDCP for each director as of the Record Date.
(7) Includes $35,000 for service as Lead Independent Director.
(8) Director Hudson, III previously received award shares as compensation for his previous service as an officer of the Company, of which 15,725 shares were outstanding and 22,146 shares were unvested as of record date. Additionally, Director Shearouse, III previously received award shares as compensation for his previous service as an employee of the Bank, of which 1,397 shares were unvested as of record date.

Director	Cash Deferred into DDCP Stock Account in 2023 ($)	Total Shares held in DDCP (#)
Dennis J. Arczynski	__	34,853
Jacqueline L. Bradley	__	22,287
H. Gilbert Culbreth, Jr.	45,000	37,540
Julie H. Daum	45,000	39,812
Christopher E. Fogal	__	25,891
Maryann Goebel	__	24,910
Dennis S. Hudson, III	__	__
Robert J. Lipstein	__	__
Alvaro J. Monserrat	__	17,383
Thomas E. Rossin	__	25,225
Joseph B. Shearouse, III	__	__

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Stock Awards and Options Granted To Directors In 2023

The following table sets forth certain information concerning stock awards and options granted to directors during 2023. As of December 31, 2023, all stock awards granted to directors listed below were fully vested.

Name	Grant Date	Stock Awards (1) (#)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
Dennis J. Arczynski	7/31/2023	2,529	__	__	62,492
Jacqueline L. Bradley	7/31/2023	2,529	__	__	62,492
H. Gilbert Culbreth, Jr.	7/31/2023	2,529	__	__	62,492
Julie H. Daum	7/31/2023	2,529	__	__	62,492
Christopher E. Fogal	7/31/2023	2,529	__	__	62,492
Maryann Goebel	7/31/2023	2,529	__	__	62,492
Dennis S. Hudson, III	7/31/2023	2,529	__	__	62,492
Robert J. Lipstein	7/31/2023	2,529	__	__	62,492
Alvaro J. Monserrat	7/31/2023	2,529	__	__	62,492
Thomas E. Rossin	7/31/2023	2,529	__	__	62,492
Joseph B. Shearouse, III	7/31/2023	2,529	__	__	62,492

(1) All of the shares were deferred into the Company’s Directors’ Deferred Compensation Plan described below, with the exception of Directors Arczynski, Hudson, III, Lipstein and Shearouse.
(2) Represents the aggregate grant date fair value as of the respective grant date for each award, calculated in accordance with FASB ASC Topic 718. The assumptions made in valuing stock awards reported in this column are discussed in Note 1 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2023.

Directors’ Deferred Compensation Plan
The Company has a Directors’ Deferred Compensation Plan (“DDCP”) to allow each non-employee director of the Company and the Bank to defer receipt of his or her director compensation, both cash and equity, until his or her separation from service with the Company or at such other times as described below. Each participant account is separated into sub-accounts for cash deferrals (“Cash Deferral Account”) and equity deferrals (“Equity Deferral Account”). Each participant directs how his or her Cash Deferral Account in the DDCP is invested among the available investment vehicle options, including a Company stock fund (“Stock Account”). The plan’s investment options are reviewed and selected annually by a committee appointed by the Board of Directors of the Company to administer the plan. No earnings or dividends paid under the DDCP are above-market or preferential.
All amounts paid under the DDCP are paid in cash (other than as described with respect to the Stock Account or Equity Deferral Account) from the general assets of the Company, either directly by the Company or via a “rabbi trust” the Company has established in connection with the plan. Nothing contained in the plan creates a trust or fiduciary relationship of any kind between the Company and a participant, beneficiary or other person having a claim to payments under the plan. A participant or beneficiary does not have an interest in his or her plan account that is greater than that of an unsecured creditor.
Amounts deferred prior to January 1, 2022 will be distributed following the participant's separate of service. For amounts deferred after January 1, 2022, participants can elect to receive distributions of their deferred amounts upon a separation of service, a specified date, death, disability, or a change in control.
Upon a payout event, the participant will receive the balance of his or her Stock Account and/or Equity Deferral Account in shares of Company common stock and the balance of his or her other plan accounts in cash in one of the following three forms specified by the participant at the time of initial deferral election: i) a lump sum; ii) monthly, quarterly or annual installments over a period not to exceed eleven years (monthly installments over a period not to exceed five years for amounts deferred prior to 2022); or iii) a combination of an initial lump sum of a specified dollar amount and the remainder in installments. Upon death of a participant, any balance in his or her account shall be paid in accordance with the participant election to his or her designated beneficiary or to his or her estate.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON COMPENSATION
OF NAMED EXECUTIVE OFFICERS
In accordance with the Exchange Act, we are required to include in this proxy statement and present at the Annual Meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s named executive officers as disclosed in this proxy statement. The proposal will be presented at the Annual Meeting in the form of the following resolution:
RESOLVED, that the holders of common stock of the Company approve the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company’s Proxy Statement for the 2024 Annual Meeting.
This advisory vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board of Directors or creating or implying any additional fiduciary duty on the Board of Directors, nor will it affect any compensation paid or awarded to any executive.  However, the CGC and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.
The purpose of our compensation policies and procedures is to attract and retain experienced, qualified talent critical to our long-term success and enhancement of shareholder value.  Seacoast’s Board of Directors believes that our compensation policies and procedures achieve this objective.
Currently, say-on-pay votes are held by the Company annually, and the next shareholder advisory vote will occur at the 2025 annual meeting of shareholders.
This Proposal 2 requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” Proposal 2.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The Audit Committee, acting pursuant to authority delegated to it by the Board of Directors, appointed Crowe LLP, an independent registered certified public accounting firm and the Company’s independent auditor for the fiscal year ending December 31, 2023, to serve as the Company’s independent auditor for the fiscal year ending December 31, 2024. Although it is not required to do so, the Board of Directors is submitting the Audit Committee’s appointment of Crowe LLP for ratification by the Company’s shareholders in order to ascertain the views of the shareholders regarding such appointment and as a matter of good corporate practice. If the shareholders should not ratify the appointment of Crowe LLP, the Audit Committee will reconsider the appointment.
Representatives of Crowe LLP will be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of the firm, if they so desire, and will also be available to respond to appropriate questions from shareholders. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the ratification of the appointment of Crowe LLP for the fiscal year ending December 31, 2024. Ratification of this proposal requires approval by the affirmative vote of a majority of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" Proposal 3.

Relationship with Independent Registered Public Accounting Firm
Crowe LLP’s report on Seacoast’s consolidated financial statements for the fiscal year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Crowe LLP’s report on Seacoast’s internal control over financial reporting expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023. Crowe LLP has advised Seacoast that neither the firm nor any of its partners has any direct or material interest in Seacoast and its subsidiaries except as auditors and independent certified public accountants of Seacoast and its subsidiaries.

Independent Registered Public Accounting Firm’s Fees
The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2023 and 2022, including expenses:

	2023	2022
Audit Fees (1)	$ 1,484,484	$ 1,095,750
Audit-Related Fees (2)	$ 171,191	$ 188,825
Tax Fees (3)	$ 98,956	$ 95,846
All Other Fees (4)	$ 68,000	$ 53,000
(1) Includes the aggregate fees for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, reviews of consolidated financial statements included in the Company’s Forms 10-Q filed during the respective fiscal year, and audit of the Company’s internal control over financial reporting.
(2) Includes the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit of the Company’s financial statements and are not reported under “Audit Fees.” These services primarily relate to audits of the Company’s compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development (HUD) assisted programs, and related attestation reporting thereon. Also includes aggregate fees billed in 2023 and 2022 for professional services performed in connection with the Company’s filing of certain registration statements and related issuance of consents.
(3) Includes tax preparation and compliance activities for the Company and related tax compliance.
(4) Includes the aggregate fees for professional services and expenses rendered in connection with the audit of the Company’s retirement savings plan.

Pre-Approval Policy
Under the Audit Committee’s Charter, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. All services set forth above under the captions “Audit Fees”, “Audit-Related Fees”, “Tax Fees”, and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X Rule 2-.01(c)(7)(i).

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

OTHER INFORMATION

Certain Transactions and Business Relationships

Related Party Transactions
The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a Related Party Transaction Policy to guide the Company in connection with all related party transactions. The policy is available on the Company’s website at www.SeacoastBanking.com. The Company defines a related party as:
•any employee, officer, director or director nominee of the Company and/or its subsidiaries;
•a shareholder (or group of affiliated shareholders) beneficially owning in excess of 5% of the Company (or its controlled affiliates);
•a shareholder (or group of affiliated shareholders) with the right to designate a director or board observer to the Board of Directors of the Company and/or any of its subsidiaries;
•an immediate family member of any of the foregoing; and
•an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of such entity.
The policy requires the Audit Committee or a majority of disinterested members of the Board to approve or ratify a transaction between the Company and any related party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934), other than:
•transactions available on similar terms to all employees or customers generally;
•transactions involving less than $50,000 when aggregated with all similar transactions; and
•loans made by the Bank in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with parties not related to the lender, and not involving more than the normal risk of repayment or presenting other unfavorable features, and in compliance with applicable law, including the Sarbanes Oxley Act of 2002 and Regulation O of the Board of Governors of the Federal Reserve System.
The Audit Committee is currently comprised of five directors, Dennis J. Arczynski, Christopher E. Fogal, Maryann Goebel, Robert J. Lipstein (Chair) and Alvaro J. Monserrat. None of the current Audit Committee members is or has been an officer or employee of Seacoast or its subsidiaries and each is independent.
From time to time, the Company enters into commercial dealings with certain related persons that it considers arms-length and comparable to dealings between unrelated parties. In 2023, there were no material commercial dealings with any related person.
Several of Seacoast’s directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Seacoast and its subsidiaries. These persons, corporations and firms have had transactions in the ordinary course of business with Seacoast and its subsidiaries, including borrowings, all of which, in the opinion of Seacoast’s management and in accordance with the Bank’s written loan policy, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Seacoast and its subsidiaries expect to have such transactions on similar terms with their directors, executive officers, and their affiliates in the future.
As a federally insured bank, the Bank is subject to Regulation O, which governs loans to “insiders”, defined as any executive officer, director or principal shareholder of the Company or the Bank, and their related interests. Regulation O limits loans to insiders and requires that the terms and conditions of credits granted to insiders are substantially the same as those extended to other customers of the Bank. The Bank’s written loan policy requires compliance with the provisions of Regulation O.
The aggregate amount of loans outstanding by the Bank to directors, executive officers, and related parties of Seacoast or the Bank at December 31, 2023, was approximately $298,777, which represented approximately 0.01% of Seacoast’s consolidated shareholders’ equity on that date. Additionally, the Bank had $2,149,373 in unfunded commitments to lend directors and named executive officers as of December 31, 2023. These loans were made in the ordinary course of business and they did not involve more than the normal risk of collectability or present other unfavorable features.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Other Matters

Principal Offices
The principal executive offices of Seacoast are located at 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, and its telephone number is (772) 287-4000.

Availability of Form 10-K
Upon the written request of any person whose proxy is solicited by this proxy statement, Seacoast will furnish to such person without charge (other than for exhibits) a copy of Seacoast’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to Seacoast Banking Corporation of Florida, c/o Corporate Secretary, P.O. Box 9012, Stuart, Florida 34995.

Solicitation of Proxies; Expenses
The Board of Directors of the Company is soliciting proxies to be voted at the Annual Meeting. The Company will bear the cost of preparing, printing and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of shareholders of record by mail, telephone, electronic mail, facsimile or personal contact, Seacoast will be contacting brokers, dealers, banks, and/or voting trustees or their nominees who can be identified as record holders of the Company’s common stock; such holders, after inquiry by Seacoast, will provide information concerning quantities of proxy materials needed to supply such information to beneficial owners, and Seacoast will reimburse them for the reasonable expense of mailing proxy materials. Seacoast may retain other unaffiliated third parties to solicit proxies and pay the reasonable expenses and charges of such third parties for their services.

Notice of Business to Come Before the Meeting
Management of Seacoast does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

Shareholder Proposals for 2025

Shareholder Proposals for Inclusion in 2025 Proxy Statement
In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, to be considered for inclusion in the Company’s proxy statement and proxy card for the 2025 Annual Meeting of Shareholders, a shareholder proposal must be received at the Company’s principal executive offices no later than December 9, 2025, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this proxy statement.

Shareholder Proposals for Presentation at 2025 Annual Meeting
If you do not wish to submit a proposal for inclusion in next year’s proxy materials, but instead wish to present it directly at the 2025 Annual Meeting of Shareholders, you must give timely written notice of the proposal to the Company’s Secretary pursuant to the Company’s advance notice provisions. To be timely, the notice (including a notice recommending a director candidate) must be delivered to the Company’s principal executive offices no fewer than 60 nor more than 90 days before the one-year anniversary of the date of the Annual Meeting. To be timely, the written notice (including a notice recommending a director candidate) must be received no earlier than February 20, 2025 and no later than March 22, 2025. The notice must describe your proposal in reasonable detail and provide certain other information required by the Company’s Articles of Incorporation. A copy of the Company’s Articles of Incorporation is available upon request from the Company’s Secretary.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Additional Voting Information

Voting at Annual Meeting
Shares represented by valid proxies and voting instruction forms that are received on time will be voted as specified. If you sign and return your proxy card or voting instruction form but do not provide voting instructions, your shares represented by the proxy will be voted as recommended by our Board of Directors as indicated below:

Proposal		Board Recommendation
1	Election of Directors	FOR ALL
2	Advisory Vote on Executive Compensation	FOR
3	Ratification of Auditor	FOR
If any other matters are properly presented at the Annual Meeting for action, the persons named and acting as proxy will have the discretion to vote for you on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.

Record Date
You may vote all common shares that you owned as of the close of business on March 25, 2024, which is the record date for the meeting.

Forms of Ownership of Shares
If you receive more than one proxy card or notice, it means you have multiple holdings. You may own common shares in one or more ways, including:
•Directly in your name as the shareholder of record (which may be held individually, jointly, or another title), including shares purchased through Seacoast’s Dividend Reinvestment and Stock Purchase Plan or restricted stock awards issued to employees under our long-term incentive plans;
•Indirectly through a bank, broker or other nominee in “street name”; or
•Indirectly through Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan.
If your shares of common stock are registered directly in your name, we are sending the proxy materials directly to you. If you hold our shares in street name, your bank, broker or other nominee is sending proxy materials to you and you must direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials or by following the instructions in the notice you received.
If you are a participant in Seacoast’s Dividend Reinvestment and Stock Purchase Plan, follow the instructions on the Notice or proxy card to provide voting instructions to the trustee. Shares held in your plan account will be combined and voted at the Annual Meeting in the same manner in which you voted those shares registered in your own name either by proxy or in person.
If you are a participant in Seacoast’s Retirement Savings Plan or Employee Stock Purchase Plan, your voting instructions must be received by May 17, 2024 (the “cut-off date”) to allow sufficient time for the trustees to vote. If your voting instructions are received by the cut-off date, your shares in these plans will be voted as directed by you. For the shares in your account in Seacoast’s Retirement Savings Plan, if you do not submit your voting instructions by following the instructions on the Notice or proxy card, then the trustee of the Retirement Savings Plan will vote, or not vote, in its sole discretion, the shares of common stock in your account. For shares held in your account in the Employee Stock Purchase Plan, your shares will not be voted if you do not give voting instructions as to such shares by proxy by the cut-off date. Please follow the instructions on each notice or proxy card to ensure that all of your shares are voted.

Street Name Holders
If you are a beneficial owner and a broker, bank or other nominee is the record holder (which is commonly referred to as holding shares in “street name”), then you received the notice of the Annual Meeting or proxy materials from the record holder. You have the right to direct your broker or nominee how to vote your shares, and such broker or other nominee is required to vote the shares in accordance with your instructions. Your broker or nominee should have given you instructions on how to vote your shares. It will then be the record holder’s responsibility to vote your shares in the manner you direct. Generally, under the rules of various securities exchanges, brokers and other record holders may vote on discretionary or routine matters, but cannot vote on non-routine or non-discretionary matters unless they have received voting instructions from the beneficial holder. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the Annual Meeting.
Proposals 1 and 2 are considered non-routine matters, and cannot be voted on by your broker without your instructions. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be voted on at the meeting. Proposal 3 is considered a routine matter and the only proposal for which your broker or other record holders may vote.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

If your shares are held in street name, you are invited to attend the Annual Meeting; however, you may not vote your shares of common stock held in street name in person at the Annual Meeting unless you request and obtain a power of attorney or other authority from your broker or other nominee who holds your shares and bring it to the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you vote in advance of the Annual Meeting in case your plans change.
Revocation of Proxies
If your shares of common stock are registered directly in your name, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•timely submitting another proxy via the telephone or internet;
•delivering to Seacoast a written notice bearing a date later than the date of the proxy card, stating that you revoke the proxy, with such written notice to be sent to: 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995, Attention: Corporate Secretary
•signing and delivering to Seacoast a proxy card relating to the same shares and bearing a later date; or
•attending the meeting and voting in person by written ballot, although attendance at the meeting will not, by itself, revoke a proxy.
Also, please note that if you have voted through your broker, bank or other nominee and you wish to change your vote, you must follow the instructions received from such entity to change your vote.
Quorum and Required Vote
To hold a vote on any proposal, a quorum must be present in person or by proxy at the Annual Meeting. A quorum is a majority of the total votes entitled to be cast by the holders of the outstanding shares of common stock as of the close of business on the Record Date.
In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, all votes “for” or “against,” as well as all abstentions and broker non-votes, will be counted. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.
On the Record Date, there were 84,927,621 shares of common stock issued, outstanding and entitled to be voted, which were held by approximately 2,158 holders of record. Therefore, at least 42,463,811 shares need to be present at the Annual Meeting or represented by proxy in order for a quorum to exist.
If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the shareholders present or represented by proxy may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time of the adjournment, if any, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting. If the Annual Meeting is adjourned more than 120 days after the date fixed for the original Annual Meeting, the Board of Directors must fix a new record date to determine the shareholders entitled to vote at the adjourned Annual Meeting.
Cumulative voting is not permitted. Abstentions and broker non-votes, if any, will not be counted for purposes of determining whether any of the proposals have received sufficient votes for approval, but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.
To elect directors and adopt the other proposals at the 2024 Annual Meeting, the following votes are required:

	Proposal	Vote Required	Do abstentions and broker non-votes count as votes cast?	Is broker discretionary voting allowed?
1	Election of Directors	Plurality vote (1)	No	No
2	Advisory (Non-binding) Vote on Executive Compensation	Affirmative vote of a majority of votes cast	No	No
3	Ratification of Auditor	Affirmative vote of a majority of votes cast	No	Yes
(1) Under our Bylaws, all elections of directors are decided by plurality vote. However, notwithstanding the plurality standard, in an uncontested election for directors, which is the case for the election under Proposal 1, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the Board following certification of the shareholder vote. The CGC would then review and make a recommendation to the Board of Directors as to whether the Board should accept the resignation, and the Board would ultimately decide whether to accept or reject the resignation. If any resignation is accepted by the Board, such resignation will be effective upon acceptance, the Company will disclose its decision-making process regarding the resignation in a Form 8-K furnished to the SEC. In contested elections, the required vote would be a plurality of votes cast and the resignation policy would not apply. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.SeacoastBanking.com.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

Multiple Shareholders Sharing the Same Address
The SEC permits delivery of one copy of the proxy materials to shareholders who have the same address and last name under a procedure referred to as “householding”. We do not utilize householding for our shareholders of record. However, if you hold your shares through a broker, bank or other nominee, you may receive only one copy of the notice and, as applicable, any additional proxy materials that are delivered.
If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of proxy materials mailed to you in the future, please contact your broker, bank or other nominee. However, if you want to receive a paper proxy or notice or other proxy materials for purposes of this year’s Annual Meeting, follow the instructions included in the notice that was sent to you.
* * * *
Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone. You also may vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. Please review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail.

Charles M. Shaffer
Chairman and Chief Executive Officer

April 8, 2024

LOCATION OF THE 2024 ANNUAL MEETING OF SHAREHOLDERS

Our 2024 Annual Meeting will be held at the Hutchinson Shores Resort: 3793 NE Ocean Blvd, Jensen Beach, FL 34957

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

APPENDIX A: INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

This proxy statement contains financial information determined by methods other than Generally Accepted Accounting Principles ("GAAP"). Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These measures should not be considered an alternative to GAAP.

SEACOAST BANKING CORPORATION OF FLORIDA         PROXY STATEMENT 2024

YEAR-ENDED
(Dollars in thousands, except per share data)	2023	2022	2021	2020	2019
Net Income	$104,033	$106,507	$124,403	$77,764	$98,739
Total noninterest income	79,152	66,091	70,727	61,570	56,732
Securities losses (gains), net	2,893	1,096	578	(1,235)	(1,217)
BOLI benefits on death (included in other income)	(2,117)	—	—	—	(956)
Gain on sale of domain name (included in other income)	—	—	(755)	—	—
Total Adjustments to Noninterest Income	776	1,096	(177)	(1,235)	(2,173)
Total Adjusted Noninterest Income	79,928	67,187	70,550	60,335	54,559
Total noninterest expense	395,622	267,934	197,435	185,552	160,739
Merger related charges	(33,180)	(27,925)	(7,853)	(9,074)	(969)
Amortization of intangibles	(28,726)	(9,101)	(5,033)	(5,857)	(5,826)
Business continuity expenses	—	—	—	(307)	(95)
Branch reductions and other expense initiatives	(5,167)	(1,210)	(2,150)	(818)	(1,846)
Total Adjustments to Noninterest Expense	(67,073)	(38,236)	(15,036)	(16,056)	(8,736)
Total Adjusted Noninterest Expense	328,549	229,698	182,399	169,496	152,003
Income Taxes	30,219	31,629	34,335	22,818	29,873
Tax effect of adjustments	17,196	9,693	3,536	3,635	1,846
Effect of change in corporate tax rate on deferred tax assets	—	—	774	—	(1,135)
Total Adjustments to Income Taxes	17,196	9,693	4,310	3,635	711
Adjusted Income Taxes	47,415	41,322	38,645	26,453	30,584
Adjusted Net Income	$154,686	$136,146	$134,952	$88,950	$104,591
Earnings per diluted share, as reported	$1.23	$1.66	$2.18	$1.44	$1.90
Adjusted Earnings per Diluted Share	1.83	2.12	2.36	1.65	2.01
Average diluted shares outstanding	84,329	64,264	57,088	53,930	52,029
Adjusted Noninterest Expense	$328,549	$229,698	$182,399	$169,496	$152,003
Provision for credit losses on unfunded commitments	(1,239)	(1,157)	(133)	(185)	—
Foreclosed property expense and net gain/(loss) on sale	(985)	1,534	264	(2,263)	(51)
Net Adjusted Noninterest Expense	$326,325	$230,075	$182,530	$167,048	$151,952
Revenue	$567,392	$432,253	$346,752	$324,313	$300,350
Total Adjustments to Revenue	776	1,096	(177)	(1,235)	(2,173)
Impact of FTE adjustment	803	498	516	460	335
Adjusted Revenue on a fully taxable equivalent basis	$568,971	$433,847	$347,091	$323,538	$298,512
Adjusted Efficiency Ratio	57.35%	53.03%	52.59%	51.63%	50.9%
Average Assets	$14,622,774	$11,051,428	$9,337,054	$7,860,000	$6,831,280
Less average goodwill and intangible assets	(816,662)	(360,217)	(249,089)	(231,267)	(228,042)
Average Tangible Assets	$13,806,112	$10,691,211	$9,087,965	$7,628,733	$6,603,238
Return on Average Assets (ROA)	0.71%	0.96%	1.33%	0.99%	1.45%
Impact of removing average intangible assets and related amortization	0.20%	0.10%	0.08%	0.09%	0.11%
Return on Average Tangible Assets (ROTA)	0.91%	1.06%	1.41%	1.08%	1.56%
Impact of other adjustments for Adjusted Net Income	0.21%	0.21%	0.07%	0.09%	0.02%
Adjusted Return on Average Tangible Assets	1.12%	1.27%	1.48%	1.17%	1.58%
Average Shareholders' Equity	$2,025,382	$1,418,855	$1,215,312	$1,045,219	$928,793
Less average goodwill and intangible assets	(816,662)	(360,217)	(249,089)	(231,267)	(228,042)
Average Tangible Equity	$1,208,720	$1,058,638	$966,223	$813,952	$700,751
Return on Average Shareholders' Equity	5.14%	7.51%	10.24%	7.44%	10.63%
Impact of removing average intangible assets and related amortization	5.24%	3.19%	3.03%	2.66%	4.09%
Return on Average Tangible Common Equity (ROTCE)	10.38%	10.70%	13.27%	10.10%	14.72%
Impact of other adjustments for Adjusted Net Income	2.42%	2.16%	0.70%	0.83%	0.21%
Adjusted Return on Average Tangible Common Equity	12.80%	12.86%	13.97%	10.93%	14.93%

Seacoast
BANKING CORPORATION
OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: KATHY HSU

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date (for shares held in the Employee Plans) or the day before the meeting date (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Seacoast in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32737-P08151

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEACOAST BANKING CORPORATION OF FLORIDA

The Board of Directors recommends a vote FOR ALL director nominees and FOR Proposals 2 and 3.

	For All	Withhold All	For All Except
1. Elect Directors	☐	☐	☐

01) Jacqueline L. Bradley
02) H. Gilbert Culbreth, Jr.
03) Christopher E. Fogal
04) Charles M. Shaffer
05) Joseph B. Shearouse, III

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice & Proxy Statement and our 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

V32738-P08151

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

SEACOAST BANKING CORPORATION OF FLORIDA

FOR REGISTERED SHAREHOLDERS: The undersigned shareholder(s) hereby appoint(s) Tracey L. Dexter, as Proxy, and hereby authorize(s) her to represent and to vote all shares of common stock of Seacoast Banking Corporation of Florida ("Seacoast") that the undersigned may be entitled to vote at the 2024 Annual Meeting of Shareholders to be held at Hutchinson Shores Resort, 3793 NE Ocean Blvd., Jensen Beach, Florida, or by means of remote communication (a virtual-only Annual Meeting) on Tuesday, May 21, 2024, at 10:00 A.M., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), as designated on the reverse side of this ballot, upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 8, 2024.

FOR PARTICIPANTS IN SEACOAST'S EMPLOYEE BENEFIT PLANS: This form provides voting instructions to the trustees for the shares of Seacoast common stock held in Seacoast's Employee Stock Purchase Plan and Retirement Savings Plan (collectively and individually, the "Employee Plans"). Please complete this form, sign your name exactly as it appears on the reverse side and return it in the enclosed envelope. To allow sufficient time for the trustees to tabulate and vote the plan shares, we must receive your voting instructions no later than 11:59 p.m. on May 17, 2024 (the "cut-off date") to be counted. As a participant in one or both of the Employee Plans, the undersigned authorizes One America as trustee of the Retirement Savings Plan for Employees of Seacoast National Bank and/or authorizes Seacoast National Bank as trustee of Seacoast's Employee Stock Purchase Plan to vote all shares of Seacoast common stock allocated to the undersigned's account under such plan(s) at the Annual Meeting as directed below upon the proposals described in the Proxy Statement and the Notice of Annual Meeting of Shareholders, both dated April 8, 2024. When this form is properly executed and received by the cut-off date, the shares in the Employee Plans will be voted as directed by you. Shares held in the Employee Stock Purchase Plan will not be voted if you do not give voting instructions on such shares. If you do not give voting instructions for the shares allocated to your account in the Retirement Savings Plan, the trustee may vote or not vote, in its sole discretion, your shares of Seacoast common stock.

When this proxy is properly executed, all shares will be voted in the manner directed herein. If no direction is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

(Continued, and to be marked, dated and signed, on the other side)

Your **Vote** Counts!

SEACOAST BANKING CORPORATION OF FLORIDA

2024 Annual Meeting

Vote by May 20, 2024 11:59 PM ET. For shares held in Seacoast's Employee Plans, vote by May 17, 2024 11:59 PM ET.

Seacoast
BANKING CORPORATION OF FLORIDA

815 COLORADO AVENUE
P.O. BOX 9012
STUART, FL 34995-9012
ATTN: KATHY HSU

V32754-P08151

You invested in SEACOAST BANKING CORPORATION OF FLORIDA and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 21, 2024.**

Get informed before you vote

View the Notice & Proxy Statement and our 2023 Annual Report on Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 7, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 21, 2024
10:00 AM EDT

Hutchinson Shores Resort
3793 NE Ocean Blvd.
Jensen Beach, Florida 34957

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect Directors **Nominees:** 01) Jacqueline L. Bradley 02) H. Gilbert Culbreth, Jr. 03) Christopher E. Fogal 04) Charles M. Shaffer 05) Joseph B. Shearouse, III	For All
2.	Advisory (Non-binding) Vote on Compensation of Named Executive Officers	For
3.	Ratification of Appointment of Crowe LLP as Independent Auditor for 2024	For

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V32755-P08151